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SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary proxy statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material under Rule 14a-12
ADAPTEC, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

July 28, 2006

To our stockholders:

        You are cordially invited to attend the 2006 Annual Meeting of Stockholders (the "Annual Meeting") to be held by means of remote communication on the Internet at Adaptec's website http://investor.adaptec.com and by telephone conference at (800) 289-0572, passcode 3004936, on Thursday, September 14, 2006 at 10:00 a.m., local time.

        The matters to be acted upon at the Annual Meeting are described in detail in the accompanying Notice of 2006 Annual Meeting of Stockholders and Proxy Statement.

        If you received your Annual Meeting materials by mail, the Notice of 2006 Annual Meeting of Stockholders, Annual Report, Proxy Statement and proxy card are enclosed. If you received your Annual Meeting materials by email, the email contains voting instructions and links to the Annual Meeting materials on the Internet.

        Please use this opportunity to contribute to our company by voting on the matters to come before the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person via the live webcast or by telephone conference, you may cast your vote online (beneficial holders only) even if you did not receive your Annual Meeting materials by email. To vote online, follow the instructions for online voting contained within your Annual Meeting materials. In addition, if you live in the United States or Canada, you may vote by telephone (beneficial holders only) by following the instructions for telephone voting contained within your Annual Meeting materials. If you received your Annual Meeting materials by mail and do not wish to vote online or by telephone, or if you are a registered stockholder (see definition in the accompanying Proxy Statement), please complete, date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope before the Annual Meeting so that your shares will be represented at the Annual Meeting. Voting online, by telephone or by returning the proxy card does not deprive you of your right to attend the Annual Meeting via the live webcast or by telephone conference and to vote your shares by facsimile while the polls are open during the Annual Meeting.

        We encourage you to conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up for electronic delivery of Adaptec stockholder communications. For more information, see the "Electronic Delivery of Stockholder Communications" section of the enclosed Proxy Statement.

        To assure your representation at the Annual Meeting, we urge you to vote as soon as possible. If telephone or online voting is available to you, we encourage these faster and less costly methods. Stockholders attending the Annual Meeting via the live webcast or by telephone conference may vote during the meeting by faxing their completed proxy form to (408) 957-7145 prior to the close of voting.

        We hope you'll join us at the Annual Meeting.

Sincerely,

Subramanian "Sundi" Sundaresh Chief Executive Officer

ADAPTEC, INC.
691 South Milpitas Boulevard
Milpitas, California 95035

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

To our stockholders:

        Our 2006 Annual Meeting of Stockholders (the "Annual Meeting") will be held by means of remote communication at Adaptec's website at http://investor.adaptec.com and by telephone conference at (800) 289-0572, passcode 3004936, on Thursday, September 14, 2006 at 10:00 a.m., local time.

        At the Annual Meeting, you will be asked to consider and vote upon the following matters:

        1.     The election of eight directors to our Board of Directors, each to serve until our 2007 Annual Meeting of Stockholders and until his or her successor has been elected and qualified or until his or her earlier resignation, death or removal. Our Board of Directors intends to present the following nominees for election as directors:

Jon S. Castor	Robert J. Loarie	Judith M. O'Brien	Subramanian "Sundi" Sundaresh
Joseph S. Kennedy	D. Scott Mercer	Charles J. Robel	Douglas E. Van Houweling

        2.     The approval of the Adaptec, Inc. 2006 Director Plan.

        3.     The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2007.

        4.     The transaction of any other business that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

        These items of business are more fully described in the attached Proxy Statement. Only stockholders of record at the close of business on July 25, 2006 are entitled to notice of and to vote at the Annual Meeting or any adjournment of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for electronic examination for a period of ten days before the Annual Meeting, as well as electronically during the Annual Meeting. To examine the list, please telephone our Stock Administration Department at (408) 957-6765. Upon verification that you are entitled to examine the list, you will be provided with information necessary to access the list that will be available on an electronic network.

By Order of the Board of Directors,

Dennis R. DeBroeck Corporate Secretary

Milpitas, California
July 28, 2006

        Whether or not you plan to attend the Annual Meeting via the live webcast or by telephone conference, please cast your vote online, by telephone or by completing, dating, signing and promptly returning the enclosed proxy card in the enclosed postage-paid envelope before the Annual Meeting so that your shares will be represented at the Annual Meeting.

ADAPTEC, INC.
691 South Milpitas Boulevard
Milpitas, California 95035

PROXY STATEMENT

July 28, 2006

        The accompanying proxy is solicited on behalf of the Board of Directors of Adaptec, Inc., a Delaware corporation ("Adaptec"), for use at the 2006 Annual Meeting of Stockholders (the "Annual Meeting") to be held completely on an electronic basis on Thursday, September 14, 2006 at 10:00 a.m., local time. This Proxy Statement and the accompanying form of proxy card were mailed to stockholders on or about August 4, 2006. Our Annual Report for fiscal 2006 is enclosed with this Proxy Statement. This Proxy Statement was also posted on our website at http://investor.adaptec.com on July 28, 2006.

Attendance by Remote Communication

        The Annual Meeting will be held entirely by remote communication, as permitted by Delaware law. There will be no physical location at which stockholders may attend the Annual Meeting, but stockholders may attend and participate in the Annual Meeting remotely. Stockholders who participate in the Annual Meeting by means of remote communication will be deemed to be present in person and will be able to vote during the Annual Meeting at the times that the polls are open. A stockholder who wishes to attend the Annual Meeting via the live webcast should go to http://investor.adaptec.com and click on the appropriate link under the heading "Announcements and Events" or, alternatively, stockholders may attend the Annual Meeting via telephone conference by dialing (800) 289-0572, passcode 3004936. Whether you will attend the Annual Meeting by webcast or by telephone conference, you should sign-in at least 15 minutes before the meeting to register your attendance and complete the verification procedures we have implemented to confirm that you were a stockholder of record as of July 25, 2006, the record date for the Annual Meeting.

        Stockholders may also obtain additional information about accessing and voting at the Annual Meeting by calling our Stock Administration Department at (408) 957-6765.

Record Date; Quorum; List of Stockholders of Record

        Only holders of record of common stock at the close of business on July 25, 2006 will be entitled to vote at the Annual Meeting. At the close of business on the record date, we had 115,980,238 shares of common stock outstanding and entitled to vote. A majority of the shares outstanding on the record date, represented by proxy or in person via the live webcast or by telephone conference, will constitute a quorum for the transaction of business at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for electronic examination for a period of ten days before the Annual Meeting, as well as electronically during the Annual Meeting. Stockholders may examine the list for purposes germane to the Annual Meeting. To examine the list, please telephone our Stock Administration Department at (408) 957-6765. Upon verification that you are entitled to examine the list, you will be provided with information necessary to access the list that will be available on an electronic network.

Effect of Abstentions and "Broker Non-Votes"

        If a stockholder indicates on his or her proxy card that the stockholder wishes to abstain from voting, including a bank or broker holding its customers' shares of record who cause abstentions to be recorded, these shares are considered present and entitled to vote at the Annual Meeting. These shares will count toward determining whether or not a quorum is present. However, these shares will not be taken into account in determining the outcome of any of the proposals.

        If a stockholder does not give a proxy to his or her broker with instructions as to how to vote the shares, the broker has authority under New York Stock Exchange rules to vote those shares for or against "routine" matters, such as the election of directors to our Board of Directors and the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Brokers cannot vote on their customers' behalf on "non-routine" proposals, such as the approval of the Adaptec, Inc. 2006 Director Plan. These rules apply to us notwithstanding the fact that shares of our common stock are traded on The NASDAQ Global Market. If a broker votes shares that are unvoted by its customers for or against a "routine" proposal, these shares are counted for the purpose of establishing a quorum and also will be counted for the purpose of determining the outcome of such "routine" proposals. If a broker chooses to leave these shares unvoted, even on "routine" matters, the shares will be counted for the purpose of establishing a quorum, but not for determining the outcome of any of the proposals.

Voting Rights; Required Vote

        Because brokers cannot vote "unvoted" shares on behalf of their customers for "non-routine" matters, such as approval of the Adaptec, Inc. 2006 Director Plan, it is very important that stockholders vote their shares. If you do not vote your shares, your unvoted shares will not be considered at the Annual Meeting.

        Stockholders are entitled to one vote for each share of common stock held by them as of the record date. Directors will be elected by a plurality of the shares of common stock represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the eight nominees receiving the highest number of votes will be elected to the Board. Stockholders do not have the right to cumulate their votes in the election of directors. Approval of each of Proposal No. 2 approving the Adaptec, Inc. 2006 Director Plan and Proposal No. 3 ratifying the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2007 requires the affirmative vote of a majority of the shares represented and voting at the Annual Meeting in person via the live webcast or by telephone conference or by proxy, provided that the affirmative votes must be not less than a majority of the required quorum for the Annual Meeting. The inspector of elections appointed for the Annual Meeting will separately tabulate the relevant affirmative and negative votes, abstentions and broker non-votes for each proposal.

Voting of Proxies

        Stockholders that are beneficial owners (your Adaptec shares are held for you in street name by your bank, broker or other nominee) have three options for submitting their votes before the Annual Meeting, by: (a) Internet, (b) telephone or (c) mail. If you have Internet access and are a beneficial owner of shares of Adaptec common stock, you may submit your proxy from any location in the world by following the "Vote by Internet" instructions on the proxy card. If you live in the United States or Canada and are a beneficial owner, you may submit your proxy by following the "Vote by Telephone" instructions on the proxy card. If you received your Annual Meeting materials by mail and do not wish to vote online or by telephone, or if you are a registered stockholder (you hold your Adaptec shares in your own name through our transfer agent, Registrar and Transfer Company, or you are in possession of stock certificates), please complete and properly sign the proxy card you receive and return it to us in the prepaid envelope, and it will be voted in accordance with the specifications made on the proxy card. If no specification is made on a signed and returned proxy card, the shares represented by the proxy will be voted "FOR" the election to the Board of Directors of each of the eight nominees named on the proxy card, "FOR" approval of the Adaptec, Inc. 2006 Director Plan, "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2007 and, if any other matters are properly brought before the Annual Meeting, the proxy will be voted as the Board of Directors may recommend. We encourage beneficial stockholders with Internet access to record your vote on the Internet or, alternatively, to vote by telephone. Internet and telephone voting is convenient, saves on postage and mailing costs and is recorded immediately, minimizing risk that postal delays may cause your vote to arrive late and therefore not be counted. Registered stockholders attending the Annual Meeting via the live webcast or by telephone conference may vote during the Annual Meeting by faxing their completed proxy form to (408) 957-7145 prior to the close of voting, and any previously submitted votes will be superseded by such faxed vote. Please note, however, that if a beneficial stockholder wishes to vote at the Annual Meeting, the beneficial stockholder must submit via fax to the Annual Meeting at (408) 957-7145 a letter from his, her or its broker, bank or other nominee confirming the stockholder's beneficial ownership of the shares and that the broker, bank or other nominee is not voting the shares at the Annual Meeting.

Adjournment of Annual Meeting

        If a quorum is not present to transact business at the Annual Meeting or if we do not receive sufficient votes in favor of the proposals by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit solicitation of additional proxies. Any adjournment would require the affirmative vote of a majority of the shares represented in person via the live webcast or by telephone conference or by proxy at the Annual Meeting.

Expenses of Soliciting Proxies

        Our Board of Directors is soliciting the proxy included with this Proxy Statement for use at the Annual Meeting. We will pay the expenses of soliciting proxies for the Annual Meeting. After the original mailing of the proxy cards and other soliciting materials, we and/or our agents also may solicit proxies by mail, telephone, facsimile, email or in person. After the original mailing of the proxy cards and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of our common stock forward copies of the proxy cards and other soliciting materials to persons for whom they hold shares and request authority for the exercise of proxies. We will reimburse the record holders for their reasonable expenses if they ask us to do so. We have engaged The Proxy Advisory Group of Strategic Stock Surveillance, LLC to assist in the solicitation of proxies and provide related advice and information support at an estimated cost of $8,500, plus expenses and disbursements.

Revocability of Proxies

        Any person signing a proxy card in the form accompanying this Proxy Statement has the power to revoke it at any time before it is voted. A proxy may be revoked by signing and returning a proxy card with a later date, by delivering a written notice of revocation to Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016, that the proxy is revoked or by attending the Annual Meeting in person via the live webcast or by telephone conference and voting by fax prior to the close of voting. The mere presence at the Annual Meeting in person via the live webcast or by telephone conference of a stockholder who has previously appointed a proxy will not revoke the appointment. Please note, however, that if a stockholder has instructed a broker, bank or nominee to vote his, her or its shares of Adaptec common stock, the stockholder must follow the directions received from the broker, bank or nominee to change his, her or its instructions. In the event of multiple online or telephone votes by a stockholder, each vote will supersede the previous vote and the last vote cast will be deemed to be the final vote of the stockholder, unless such vote is revoked by fax at the Annual Meeting according to the instructions outlined above.

Electronic Delivery of Stockholder Communications

        If you received your Annual Meeting materials by mail, we encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via email. With electronic delivery, you will be notified via email as soon as the Annual Report and Proxy Statement are available on the Internet, and you can easily submit your vote online. Electronic delivery also can eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:

  Registered Owner: follow the instructions on the proxy card enclosed with your Annual Meeting materials to enroll.

  Beneficial Owner: visit www.icsdelivery.com to enroll.

        Your electronic delivery enrollment will be effective until you cancel it. If you have questions about electronic delivery, please call our Stock Administration Department at (408) 957-6765.

Delivery of Voting Materials to Stockholders Sharing an Address

        To reduce the expense of delivering duplicate voting materials to stockholders who may have more than one Adaptec stock account, we have adopted a procedure approved by the Securities and Exchange Commission, or SEC, called "householding." Under this procedure, certain stockholders of record who have the same address and last name and do not participate in electronic delivery of Annual Meeting materials will receive only one copy of the Annual Meeting materials and any additional proxy soliciting materials sent to stockholders until such time as one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce duplicate mailings and save printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to receive separate proxy cards.

How to Obtain a Separate Set of Voting Materials

        If you received a householded mailing this year and you would like to have additional copies of the Annual Meting materials mailed to you, please submit your request to Adaptec, Inc., 691 South Milpitas Boulevard, Milpitas, California 95035, Attn: Stock Administration Department, or call (408) 957-6765. You may also contact us at this address or phone number above if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        Our Board of Directors currently consists of eleven directors. Carl J. Conti, Lucie J. Fjeldstad and Ilene H. Lang, three of our current non-employee directors, will not stand for re-election and their terms will expire at the Annual Meeting. It is intended that the proxies will be voted for the eight nominees named below for election to our Board of Directors unless authority to vote for any such nominee is withheld. Each of the nominees is presently one of our directors.

        Proxies cannot be voted for a greater number of persons than the number of nominees named. If any nominee for any reason is unable to serve, or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to, or for good cause will not, serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of our stockholders or until his or her successor has been elected and qualified.

Directors/Nominees

        The names of the nominees, their ages as of the date of this Proxy Statement and certain information about them are set forth below:

Name of Director	Age	Principal Occupation	Director Since
Jon S. Castor	54	Private Investor	2006
Joseph S. Kennedy	60	President and Chief Executive Officer of Omneon, Inc.	2001
Robert J. Loarie	63	Advisory Director of Morgan Stanley & Co.	1981
D. Scott Mercer	55	Private Investor	2003
Judith M. O'Brien	56	Managing Director at Incubic Venture Fund	2006
Charles J. Robel	57	Private Investor	2006
Subramanian "Sundi" Sundaresh	50	President and Chief Executive Officer of Adaptec, Inc.	2005
Douglas E. Van Houweling	62	President and Chief Executive Officer of the University Corporation for Advanced Internet Development	2002

        Mr. Castor has been a private investor since June 2004. From January 2004 to June 2004, Mr. Castor was an Executive Advisor to the Chief Executive Officer of Zoran Corporation, a provider of digital solutions for applications in the digital entertainment and digital imaging markets, and from August 2003 to December 2003, he was Senior Vice President and General Manager of Zoran's DTV Division. From October 2002 to August 2003, Mr. Castor was the Senior Vice President and General Manager of the TeraLogic Group at Oak Technology Inc., a developer of integrated circuits and software for digital televisions and printers, which was acquired by Zoran. In 1996, Mr. Castor co-founded TeraLogic, Inc., a developer of digital television integrated circuits, software and systems, where he served in several capacities, including as its Chief Executive Officer and director from November 2000 to October 2002, when it was acquired by Oak Technology. Mr. Castor is also a director and member of the Audit Committee of Genesis Microchip, Inc., and a director of a privately held company.

        Mr. Kennedy has served as the President and Chief Executive Officer of Omneon, Inc., a developer of video media servers for the broadcast industry, since June 2003. From June 1999 until March 2002, he served as President, Chief Executive Officer and Chairman of the Board of Pluris Inc., a developer of Internet routers. Mr. Kennedy was the founder and Chief Executive Officer of Rapid City Communications from February 1996 until that company was acquired by Bay Networks in June 1997, after which time he served as President and General Manager of Bay Networks' switching products division until June 1998.

        Mr. Loarie has served as an Advisory Director of Morgan Stanley & Co., a diversified investment firm, since April 2003, as a Managing Director from December 1997 until March 2003, and as a principal of that firm from August 1992 until November 1997. Mr. Loarie also has served as a general partner or managing member of several venture capital investment partnerships or limited liability companies affiliated with Morgan Stanley since August 1992. Mr. Loarie is also a director of a privately held company.

        Mr. Mercer has been a private investor since December 2004 and served as our Interim Chief Executive Officer from May 2005 through November 2005. Mr. Mercer served as a Senior Vice President and Advisor to the Chief Executive Officer of Western Digital Corporation, a supplier of disk drives to the personal computer and consumer electronics industries, from February 2004 through December 2004. Prior to that, Mr. Mercer was a Senior Vice President and the Chief Financial Officer of Western Digital Corporation from October 2001 through January 2004. From June 2000 to September 2001, Mr. Mercer served as Vice President and Chief Financial Officer of Teralogic, Inc., a supplier of semiconductors and software to the digital television industry. From June 1996 through May 2000, Mr. Mercer held various senior operating and financial positions with Dell, Inc., a provider of products and services enabling customers to build their information-technology and Internet infrastructures. Mr. Mercer is also a director of Conexant Systems, Inc., NetRatings, Inc. and Palm, Inc.

        Ms. O'Brien has been a Managing Director at Incubic Venture Fund, a venture capital firm, since February 2001. From 1984 until 2001, Ms. O'Brien was a partner with Wilson Sonsini Goodrich & Rosati LLP, where she specialized in corporate finance, mergers and acquisitions and general corporate matters. Ms. O'Brien is also a director and the Chairperson of the Compensation Committee for Ciena Corporation, a supplier of communications networking equipment, software and services. She also serves on the board of directors of several privately held companies.

        Mr. Robel has been a private investor since December 2005. Previously, he was a Managing Member and Chief of Operations for Hummer Winblad Venture Partners, a venture capital firm, from June 2000 to December 2005. Prior to joining Hummer Winblad, Mr. Robel led the High Technology Transaction Services Group of PricewaterhouseCoopers LLP in Silicon Valley from 1995 until 2000 and served as the partner in charge of the Software Industry Group at PricewaterhouseCoopers from 1985 to 1995. Prior to that, Mr. Robel was with PricewaterhouseCoopers in Los Angeles and Phoenix. Mr. Robel is also a director and Chairman of the Audit Committee for Borland Software Corp., a director and member of the Audit Committee at McAfee, Inc. and Informatica Corp. and a director of a privately held company.

        Mr. Sundaresh has served as our Chief Executive Officer since November 2005, President since May 2005 and briefly served as our Executive Vice President of Marketing and Product Development in May 2005. Prior to rejoining Adaptec, Mr. Sundaresh provided consulting services at various companies, including Adaptec, from December 2004 to April 2005. Between July 2002 and December 2004, Mr. Sundaresh served as President and Chief Executive Officer of Candera, Inc., a supplier of network storage controllers. From July 1998 to April 2002, Mr. Sundaresh served as President and Chief Executive Officer of Jetstream Communications, a provider of voice over broadband solutions. Mr. Sundaresh previously worked at Adaptec from March 1993 to June 1998 as Vice President and General Manager for the Personal I/O business and Corporate Vice President of Worldwide Marketing.

        Dr. Van Houweling has served as the President and Chief Executive Officer of the University Corporation for Advanced Internet Development (UCAID), the formal organization supporting Internet2, since October 1997. Dr. Van Houweling also serves as a professor in the School of Information at the University of Michigan. Before undertaking his responsibilities at UCAID, Dr. Van Houweling was Dean for Academic Outreach and Vice Provost for Information and Technology at the University of Michigan.

Composition of Board of Directors

        In connection with the appointments in July 2006 of Mr. Castor and Ms. O'Brien to our Board, we increased the size of our Board from nine to 11 members. Following the resignations of Mr. Conti, Ms. Fjeldstad and Ms. Lang that will be effective immediately preceding the Annual Meeting, the Board will be reduced to eight members. With the exception of Mr. Conti, Ms. Fjeldstad and Ms. Lang, all of our current directors will stand for re-election at the Annual Meeting, as described in this Proxy Statement.

Board of Directors Meetings and Committees

        During fiscal 2006, the Board of Directors met 12 times, including telephone conference meetings, and acted twice by unanimous written consent. No director attended fewer than 75% of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which the director served during fiscal 2006.

        Standing committees of the Board of Directors include the Audit Committee, Compensation Committee and Governance and Nominating Committee. In addition, during 2006 the Board of Directors established a Transaction Committee that is not intended to be a standing committee. Each of the Audit Committee, Compensation Committee and Governance and Nominating Committee operate under a written charter approved by the Board of Directors, all of which are available on our website at www.adaptec.com. Each of these charters also is available in print to any stockholder upon request.

        We strongly encourage directors to attend our annual meetings of stockholders. The Board of Directors endeavors to hold its Board and Board committee meetings on the same day as the annual meeting of stockholders to encourage director attendance. Each of our directors who were members of our Board at the time attended our 2005 Annual Meeting of Stockholders.

        Audit Committee.    The current members of the Audit Committee are Joseph S. Kennedy, Ilene H. Lang and Charles J. Robel, each of whom is "independent" as defined by the rules of The NASDAQ Stock Market. In March 2006, our Board of Directors elected Mr. Robel to the Board and named him Chairman of the Audit Committee. Robert J. Loarie left the Audit Committee upon Mr. Robel's appointment to the Audit Committee. Mr. Loarie had rejoined the Audit Committee in May 2005 in connection with the resignation of D. Scott Mercer from the Audit Committee when Mr. Mercer became our Interim Chief Executive Officer. Mr. Mercer had served as our "audit committee financial expert," as defined by the SEC, until his resignation from the Audit Committee in May 2005. We did not have an audit committee financial expert on our Audit Committee following Mr. Mercer's departure from the Committee, since the Board believed it was in the best interests of Adaptec and our stockholders to recruit an additional member to join our Board who would serve as chairperson of the Audit Committee and serve as our audit committee financial expert. In March 2006 when Mr. Robel joined our Board and became the Chairman of our Audit Committee, he became our audit committee financial expert. The Audit Committee met 12 times during fiscal 2006, including telephone conference meetings. The Audit Committee assists the full Board of Directors in its general oversight of our financial reporting, internal controls and audit functions, and is directly responsible for the appointment, compensation and retention of our independent registered public accounting firm, which reports to the Audit Committee. In connection with the reconstitution of our Board committees in connection with the resignations of Mr. Conti, Ms. Fjeldstad and Ms. Lang that will be effective immediately preceding the Annual Meeting, and, following the Annual Meeting, our Audit Committee will consist of Charles J. Robel (Chairman), Jon S. Castor and Joseph S. Kennedy, each of whom is "independent" as defined by the rules of The NASDAQ Stock Market. Mr. Robel will continue to serve as our audit committee financial expert. In addition, each member of the Audit Committee is financially literate, as required by NASDAQ listing standards. For more information, see the "Audit Committee Report" beginning on page 36 of this Proxy Statement.

        Compensation Committee.    The current members of the Compensation Committee are Lucie J. Fjeldstad and Robert J. Loarie, each of whom is "independent" as defined by the rules of The NASDAQ

Stock Market, an "outside" director as defined in the Internal Revenue Code of 1986, as amended (the "Code"), and a "non-employee director," as defined in Rule 16(b)-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). The Compensation Committee met six times and acted by unanimous written consent 11 times during fiscal 2006. The Compensation Committee establishes our executive compensation policy and determines the salary, bonuses and equity incentive awards of our executive officers. In connection with the reconstitution of our Board committees, following the Annual Meeting our Compensation Committee will consist of Judith M. O'Brien (Chairperson), Jon S. Castor and Robert J. Loarie, each of whom is "independent" as defined by the rules of The NASDAQ Stock Market, an "outside" director as defined in the Code, and a "non-employee director," as defined in Rule 16(b)-3 under the Exchange Act. For more information, see the "Compensation Committee Report" beginning on page 32 of this Proxy Statement.

        Governance and Nominating Committee.    The current members of the Governance and Nominating Committee are Lucie J. Fjeldstad and Douglas E. Van Houweling. Mr. Mercer served as a member of our Governance and Nominating Committee until May 2005 when he left the committee to become our Interim Chief Executive Officer. Each of Ms. Fjelstad and Mr. Van Houweling are "independent" as defined by the rules of The NASDAQ Stock Market. The Governance and Nominating Committee is responsible for reviewing the qualifications of potential candidates for membership on our Board of Directors and recommending such candidates to the full Board of Directors. In addition, the Governance and Nominating Committee makes recommendations regarding the structure and composition of our Board of Directors and advises and makes recommendations to the full Board of Directors on matters concerning corporate governance. The Governance and Nominating Committee met twice during fiscal 2006. In connection with the reconstitution of our Board committees, following the Annual Meeting our Governance and Nominating Committee will consist of Douglas E. Van Houweling (Chairperson) and Judith M. O'Brien, each of whom is "independent" as defined by the rules of The NASDAQ Stock Market.

        Transaction Committee.    The current members of the Transaction Committee are Joseph S. Kennedy, Robert J. Loarie and D. Scott Mercer. Mr. Kennedy and Mr. Loarie have served as members since the committee's formation in August 2005, and Mr. Mercer joined the committee in November 2005. The Transaction Committee is responsible for evaluating, planning and approving certain strategic business transactions for Adaptec. The Transaction Committee met twice during fiscal 2006.

Consideration of Director Nominees; New Nominees for Director

        Director Qualifications.    The goal of the Governance and Nominating Committee is to ensure that our Board of Directors possesses a variety of perspectives and skills derived from high-quality business and professional experience. The Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on our Board of Directors. To this end, the Governance and Nominating Committee seeks nominees with high professional and personal ethics and values, an understanding of our business lines and industry, diversity of business experience and expertise, broad-based business acumen and the ability to think strategically. In addition, the Governance and Nominating Committee considers the level of the candidate's commitment to active participation as a director, both at board and committee meetings and otherwise. Although the Governance and Nominating Committee uses these and other criteria to evaluate potential nominees, we have no stated minimum criteria for nominees. The Governance and Nominating Committee does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our stockholders. When appropriate, the Governance and Nominating Committee may retain executive recruitment firms to assist it in identifying suitable candidates. After its evaluation of potential nominees, the Governance and Nominating Committee submits its chosen nominees to the Board of Directors for approval.

        New Nominees for Director.    The Governance and Nominating Committee utilizes the services of an executive recruitment firm to assist it in identifying suitable candidates to join our Board. Our two newest

Board members, Mr. Castor and Ms. O'Brien, were elected to the Board in July 2006 following the announcement by three of our non-employee directors—Mr. Conti, Ms. Fjelstad and Ms. Lang—that they would not stand for re-election at this Annual Meeting. Mr. Castor and Ms. O'Brien were each initially proposed as a candidate by Mr. Mercer. In addition, Mr. Robel was elected to our Board in March 2006, in part due to his financial and accounting background that would enable him to serve as our audit committee financial expert. Mr. Robel was also initially proposed as a candidate by Mr. Mercer.

        Stockholder Nominees.    The Governance and Nominating Committee will consider stockholder recommendations for director candidates. If a stockholder would like to recommend a director candidate for the next annual meeting of stockholders, the stockholder must deliver the recommendation to our Corporate Secretary at our principal executive offices no later than 45 days prior to the anniversary date of the mailing of our Proxy Statement in connection with the previous year's annual meeting of stockholders (the deadline for nominations for the 2007 Annual Meeting of Stockholders is June 20, 2007); provided, however, if the next annual meeting of stockholders occurs on a date more than 30 days earlier or later than the anniversary of the prior year's annual meeting of stockholders, then the Board of Directors will determine a date by which stockholders must submit director recommendations, which date will be a reasonable period prior to the date that we mail to stockholders our proxy materials for such annual meeting and will publicize such date (in a filing under the Exchange Act or by press release) at least 10 days before the date of that annual meeting. Recommendations for candidates should be accompanied by personal information about the candidate, including a list of the candidate's references, the candidate's resume or curriculum vitae and the other information required in the stockholder notice required by Section 2.15 of our Bylaws. A stockholder recommending a candidate may be asked to submit additional information as determined by our Corporate Secretary and as necessary to satisfy the rules of the SEC or The NASDAQ Stock Market. If a stockholder's recommendation is received within the time period set forth above and the stockholder has met the criteria set forth above, the Governance and Nominating Committee will evaluate such candidate, along with the other candidates being evaluated by the Governance and Nominating Committee, in accordance with the committee's charter and will apply the criteria described under "Consideration of Director Nominees; New Nominees for Director—Director Qualifications" above.

Independent Directors

        Each of our non-employee directors, other than Messrs. Conti and Mercer, qualifies as "independent" in accordance with the rules of The NASDAQ Stock Market. The NASDAQ independence definition includes a series of objective tests, including that a director may not be our employee and that the director has not engaged in various types of business dealings with us. In addition, as further required by the NASDAQ rules, the Board of Directors has made a subjective determination as to each independent director that no relationship exists which, in the opinion of the Board of Directors, would interfere with the exercise of such director's independent judgment in carrying out the responsibilities of a director. Under NASDAQ's current rules, Mr. Mercer is not an independent director since he served as our Interim Chief Executive Officer from May 2005 to November 2005. The National Association of Securities Dealers, Inc. has proposed a rule change to modify certain of NASDAQ's corporate governance standards, including those relating to the definition of "independent" director. If the proposed rule change as presently contemplated is adopted, then our Board may determine that Mr. Mercer is an "independent" director in accordance with the rules of The NASDAQ Stock Market.

Communication with the Board

        You may contact the Board of Directors by sending an email to directors@adaptec.com or by mail to Board of Directors, Adaptec, Inc., 691 South Milpitas Boulevard, Milpitas, California 95035. An employee will forward these emails and letters directly to the Board of Directors. We reserve the right not to forward to the Board of Directors any abusive, threatening or otherwise inappropriate materials.

Corporate Governance Guidelines

        The Board of Directors serves as our ultimate decision-making body, except with respect to matters reserved for the decision of our stockholders. The Board of Directors has adopted Corporate Governance Principles to assist in the performance of its responsibilities. These principles are available on the Investors section of our website at www.adaptec.com.

Director Compensation

        Overview.    Our one director who is a company employee—Mr. Sundaresh—receives no additional or special compensation for serving as a director. Our non-employee directors receive a combination of cash and equity compensation for serving on our Board. In addition, we reimburse non-employee directors for out-of-pocket expenses incurred in connection with attending Board and committee meetings. The following table lists the fiscal 2006 compensation for each of our non-employee Board members who served as one of our directors during fiscal 2006.

Fiscal 2006 Non-Employee Director Total Compensation

Director Name	Board of Directors	Audit Committee	Compensation Committee	Governance and Nominating Committee	Transaction Committee	Total Fiscal 2006 Compensation(4)
Carl Conti	$100,000					$100,000
	15,000 options (1)					15,000 options
Lucie J. Fjeldstad	$42,000		$7,000	$2,250		$51,250
	15,000 options (1)					15,000 options
Joseph S. Kennedy	$38,000	$5,000			$1,400	$44,400
	15,000 options (1)					15,000 options
Ilene H. Lang	$44,000	$5,000				$49,000
	15,000 options (1)					15,000 options
Robert J. Loarie	$44,000	$5,000	$3,500	$2,250	$1,400	$56,150
	15,000 options (1)					15,000 options
D. Scott Mercer (2)	$23,791	$1,507			$600	$25,898
	15,000 options (1)					15,000 options
Charles J. Robel	$3,000					$3,000
	40,000 options (3)					40,000 options
Douglas E. Van Houweling	$40,000			$4,500		$44,500
	15,000 options (1)					15,000 options

(1)
Exercise price of $5.70 per share. Represents an automatic annual grant awarded on March 31, 2006, the last day of fiscal 2006, pursuant to the Adaptec, Inc. 2000 Director Option Plan.

(2)
Mr. Mercer served as our Interim Chief Executive Officer from May 2005 to November 2005 and, in connection with his assuming this position, stepped down from all Board committees on which he served. For additional information regarding Mr. Mercer's fiscal 2006 compensation, see the "Summary Compensation Table" beginning on page 23 and the "Compensation Committee Report" on page 32 of this Proxy Statement.

(3)
Exercise price of $6.20 per share. Represents the automatic initial grant awarded on March 23, 2006 in connection with Mr. Robel's appointment as a member of our Board, pursuant to the Adaptec, Inc. 2000 Director Option Plan.

(4)
Does not include reimbursement of expenses incurred by the director in attending meetings.

        Fiscal 2006 Director Compensation.    For fiscal 2006, our director cash compensation was as follows: Carl J. Conti, the Chairman of our Board of Directors, received his annual retainer of $100,000. All other non-employee directors received a $3,000 retainer per fiscal quarter and received $4,000 for each meeting of the Board of Directors attended and were reimbursed for their expenses incurred in attending meetings of the Board of Directors. The Chairperson of the Compensation Committee during fiscal 2006,

Ms. Fjeldstad, received an additional $7,000 per year as compensation, and each other member of the Compensation Committee received an additional $3,500 per year as compensation. The Chairman of the Audit Committee was entitled to receive an additional $10,000 per year as compensation and each other member of the Audit Committee was entitled to receive an additional $5,000 per year as compensation. Mr. Mercer received $1,507 for serving as the Chairman of the Audit Committee until his appointment as our Interim Chief Executive Officer in May 2005. Mr. Robel has served as Chairman of the Audit Committee beginning in March 2006 but did not earn any compensation during fiscal 2006 for so serving. The Chairman of the Governance and Nominating Committee during fiscal 2006, Mr. Van Houweling, received an additional $4,500 per year as compensation and each other member of the Governance and Nominating Committee received an additional $2,250 per year as compensation. For other committees of the Board of Directors that were established and not permanent committees of the Board (including our Transaction Committee), Board members serving on such committees received additional compensation of $400 per meeting hour.

        Pursuant to our 2000 Director Option Plan, on March 31, 2006, each of our then-current directors was automatically granted an option to purchase 15,000 shares of our common stock at an exercise price of $5.70 per share. All of these options become vested and exercisable with respect to 25% of the shares subject to the options on the first anniversary of the date of grant, and then with respect to 6.25% of the shares subject to the options for each full quarter thereafter, so long as such person remains a director, such that the options will be fully vested on the fourth anniversary of the date of grant. In addition, when Mr. Robel joined our Board in March 2006, he was automatically granted an option to purchase 40,000 shares of our common stock at an exercise price of $6.20 per share. When Ms. O'Brien joined our Board on July 14, 2006, she was automatically granted an option to purchase 32,500 shares of our common stock at an exercise price of $4.00 per share, and when Mr. Castor joined our Board on July 17, 2006, he was automatically granted an option to purchase 32,500 shares of our common stock at an exercise price of $4.03 per share. These stock options will vest with respect to 25% of the shares subject to the options on the first anniversary of the grant date, and then with respect to 6.25% of the shares subject to the options for each full quarter thereafter, so long as such person remains a director, such that the options will be fully vested on the fourth anniversary of the date of grant. Additionally, if stockholders approve the 2006 Director Plan described in Proposal No. 2 (Adoption of the Adaptec, Inc. 2006 Director Plan), Mr. Castor and Ms. O'Brien will each receive 16,250 shares of restricted common stock that fully vest after one year; if the Director Plan is not approved, they will each receive an additional option to purchase 7,500 shares of our common stock at an exercise price equal to the fair market value on the date of grant. These stock options will vest with respect to 25% of the shares subject to the options on the anniversary of the grant date and then with respect to 6.25% of the shares subject to the options for each full quarter thereafter. If stockholders approve the 2006 Director Plan, the 2000 Director Option Plan will terminate and directors will receive all equity awards under the new plan. We anticipate that if our stockholders approve the 2006 Director Plan, a discretionary grant of 6,250 shares of restricted stock, which will fully vest after one year, will be made under the 2006 Director Plan to each non-employee director that served on our Board of Directors during fiscal 2006. See the description of Proposal No. 2 beginning on page 13 of this Proxy Statement.

        Fiscal 2007 Director Compensation.    In May 2006, our Compensation Committee amended our non-employee directors' cash compensation program, effective June 1, 2006. The amendments provide for the following changes to the fiscal 2006 program: (1) an increase in the annual cash retainer from $3,000 to $6,500 per fiscal quarter, (2) a reduction in the per-meeting retainer from $4,000 to $3,000 for each Board meeting attended (either in person or by telephone); however, the Chairperson of the Board may designate a given meeting as a $2,000-reduced-fee meeting and (3) the addition of a per-meeting retainer of $1,200 for each Board committee meeting attended that the Chairperson of the committee designates a formal meeting. The following table lists our fiscal 2007 non-employee director cash compensation. These amounts are paid quarterly.

Fiscal 2007 Non-Employee Director Cash Compensation (1)

	Board of Directors		Audit Committee	Compensation Committee	Governance and Nominating Committee
Member Annual Retainer	$26,000		$5,000	$3,500	$2,250
Per-Meeting Retainer	$3,000		$1,200	$1,200	$1,200
Chairperson Annual Retainer	$100,000	(2)	$10,000	$7,000	$4,500

(1)
Board members serving on other Board committees that are not permanent Board committees, such as our Transaction Committee, receive additional compensation of $400 per meeting hour.

(2)
Following the Annual Meeting upon the resignation of Mr. Conti, our current Chairman of the Board, from our Board of Directors, D. Scott Mercer will serve as our Chairman of the Board. We expect that our Compensation Committee will amend our fiscal 2007 non-employee directors' cash compensation program to reduce the annual retainer for our Chairman of the Board from $100,000 to $10,000, effective as of immediately following the Annual Meeting.

        Deferred Compensation Program.    Non-employee directors may choose to receive their cash retainers in cash, defer the payment by investing it in our Deferred Compensation Plan or elect a combination of both.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE.

PROPOSAL NO. 2—ADOPTION OF THE ADAPTEC, INC. 2006 DIRECTOR PLAN

        The following is a summary of the principal provisions of the Adaptec, Inc. 2006 Director Plan (the "Director Plan"). This summary is qualified in its entirety by reference to the full text of the Director Plan, which is attached to this Proxy Statement as Appendix A.

        Stockholders are being asked to approve the Director Plan, in which only non-employee members of the Board of Directors are eligible to participate. Given that our non-employee directors are eligible to receive awards under the Director Plan, our non-employee directors have an interest in this proposal. The Board of Directors recommends a vote "FOR" approval of the Director Plan.

Plan History

        On July 6, 2006, our Board of Directors adopted the Director Plan. The Director Plan authorizes the award of stock options, restricted stock, stock appreciation rights and restricted stock units, all of which are referred to as "awards." Upon approval of the Director Plan by our stockholders, the Adaptec, Inc. 2000 Director Option Plan (the "2000 Plan"), which is currently in effect, will terminate and no additional shares will be issued under the 2000 Plan. In the event our stockholders do not approve the Director Plan, the 2000 Plan will remain in effect.

        The Board adopted the Director Plan to replace the 2000 Plan to (a) broaden the types of equity incentives available for issuance to our non-employee directors, beyond stock options, (b) adopt a discretionary plan which provides greater flexibility regarding the equity incentive component of our non-employee director compensation program to enable us to more readily respond to changes in market compensation and to enhance our ability to attract and retain the highest-caliber candidates for service on our Board and (c) renew the pool available for awards to extend our ability to deliver competitive compensation opportunities to current and prospective non-employee directors over the next few years.

        Pursuant to our 2000 Director Option Plan, on March 31, 2006, each of our then-current directors was automatically granted an option to purchase 15,000 shares of our common stock at an exercise price of $5.70 per share. All of these options become vested and exercisable with respect to 25% of the shares subject to the options on the first anniversary of the date of grant, and then with respect to 6.25% of the shares subject to the options for each full quarter thereafter, so long as such person remains a director, such that the options will be fully vested on the fourth anniversary of the date of grant. In addition, when Mr. Robel joined our Board in March 2006, he was automatically granted an option to purchase 40,000 shares of our common stock at an exercise price of $6.20 per share. When Ms. O'Brien joined our Board on July 14, 2006, she was automatically granted an option to purchase 32,500 shares of our common stock at an exercise price of $4.00 per share, and when Mr. Castor joined our Board on July 17, 2006, he was automatically granted an option to purchase 32,500 shares of our common stock at an exercise price of $4.03 per share. These stock options will vest with respect to 25% of the shares subject to the options on the first anniversary of the grant date with respect to 6.25% of the shares subject to the options for each full quarter thereafter, so long as such person remains a director, such that the options will be fully vested on the fourth anniversary of the date of grant. Additionally, if the Director Plan is approved, Mr. Castor and Ms. O'Brien will each receive 16,250 shares of restricted common stock that fully vest after one year; if the Director Plan is not approved, they will each receive an additional option to purchase 7,500 shares of our common stock at an exercise price equal to the fair market value on the date of grant. These stock options will vest with respect to 25% of the shares subject to the options on the anniversary of the grant date and then with respect to 6.25% of the shares subject to the options for each full quarter thereafter. We anticipate that if our stockholders approve the Director Plan, a discretionary grant of 6,250 shares of restricted stock, which will fully vest after one year, will be made under the Director Plan to each non-employee director that served on our Board of Directors during fiscal 2006. We also anticipate that on May 31, 2007 and on each anniversary of May 31st during the term of the Director Plan, we will grant under the Director Plan to each non-employee director then serving stock options to purchase 12,500 shares of our common stock that will vest quarterly over one year and an additional 6,250 shares of restricted stock that fully vest after one year. In addition, we anticipate that we will grant under the Director Plan to each new non-employee director upon his or her joining our Board stock options to purchase 32,500 shares of our common stock that will vest with respect to 25% of the underlying shares on the anniversary of the grant date and 6.25% quarterly thereafter and an additional 16,250 shares of restricted stock that will fully vest after one year. The Compensation Committee anticipates reviewing director compensation annually and, accordingly, may adjust the number and type of equity grants and cash compensation.

Shares Reserved

        A total of 1,200,000 shares of our common stock are reserved for issuance under the Director Plan. In addition, any shares that are (1) subject to issuance upon exercise of an option or stock appreciation right granted under the Director Plan but which cease to be subject to the option or stock appreciation right for any reason other than exercise of the option or stock appreciation right, (2) subject to restricted stock awards or restricted stock units granted under the Director Plan that are forfeited or are repurchased by us at the original issue price or (3) subject to any awards granted under the Director Plan that terminate without the shares being issued, will be returned to the Director Plan and be available for issuance under the Director Plan. Also, any shares that are available for issuance but unissued under the 2000 Plan, as of the date of its termination, and any shares that are subject to issuance upon exercise of an option granted under the 2000 Plan but which cease to be subject to the option for any reason other than exercise of the option will be available for issuance under the Director Plan.

        Stock appreciation rights granted under the Director Plan which are to be settled in shares of our common stock are counted as full shares against the number of shares available under the Director Plan, regardless of the number of shares actually issued upon settlement of the stock appreciation right.

        A maximum of 600,000 shares in the aggregate may be issued as restricted stock or restricted stock units under the Director Plan.

Administration

        The Director Plan may be administered by our Board of Directors or by members of the Board of Directors acting as a committee. The Board of Directors or the committee has the authority to construe and interpret any of the provisions of the Director Plan or any awards under the Director Plan.

Eligibility

        Only members of the Board of Directors who are not our employees are eligible to participate in the Director Plan and receive discretionary grants of options, restricted stock, stock appreciation rights or restricted stock units.

Stock Options

        All options granted under the Director Plan will be non-qualified stock options ("NQSOs"). All option grants under the Director Plan are discretionary with respect to the number of shares and the vesting schedule. The exercise price of any options granted under the Director Plan will be 100% of the fair market value of our common stock on the date of grant.

Termination of Options

        The maximum term of options granted under the Director Plan is ten years. In the event a non-employee director ceases to be a member of our Board of Directors for any reason other than death or disability, then the option shall remain exercisable, to the extent that the option was exercisable on the last date on which the non-employee director was a member of the Board or Directors, for three months after such date (or such shorter time period not less than 30 days or longer time period not exceeding five years as may be determined by the committee, but in any event no later than the expiration date of the option).

        In the event a non-employee director ceases to be a member of our Board of Directors as a result of death, or if the non-employee director dies within three months of ceasing to be a member of the Board of Directors as a result of disability, then the option may be exercised, to the extent that the option was exercisable on the last date on which the non-employee director was a member of the Board or Directors, for 12 months (or such shorter time period not less than six months or longer time period not exceeding five years as may be determined by the committee, but in any event no later than the expiration date of the options).

        In the event a non-employee director ceases to be a member of our Board of Directors as a result of disability, then the option may be exercised, to the extent that the option was exercisable, on the last date on date on which the non-employee director was a member of the Board or Directors and must be exercised for 12 months (or such shorter time period not less than six months or longer time period not exceeding five years as may be determined by the committee, but in any event no later than the expiration date of the option).

Restricted Stock

        All restricted stock awards granted under the Director Plan are discretionary with respect to the number of shares, the vesting terms and the purchase price. The purchase price of a restricted stock award may be less than the fair market value of the shares on the date of grant.

Stock Appreciation Rights

        All stock appreciation rights granted under the Director Plan are discretionary with respect to the number of shares, the vesting terms, settlement dates, the term and the treatment of the stock appreciation right in the event the non-employee director is no longer a member of our Board of Directors. The exercise price of a stock appreciation right may not be less than the fair market value of the shares on the date of grant.

Restricted Stock Units

        All restricted stock units granted under the Director Plan are discretionary with respect to the number of shares subject to the restricted unit award, the time or times during which the restricted stock unit may be exercised, the consideration to be distributed on settlement, and the treatment of the restricted stock unit in the event the non-employee director ceases to be a member of the Board of Directors.

Repricing

        The terms of the Director Plan prohibit us from reducing the exercise price of options or stock appreciation rights or issuing new options or stock appreciation rights in exchange for the cancellation of options or stock appreciation rights with a higher exercise price than the new options or stock appreciation rights unless the repricing or exchange is approved by our stockholders.

Payment for Shares

        Subject to Section 402 of the Sarbanes-Oxley Act of 2002, the exercise price for option exercises and shares (if any) granted under the Director Plan may be paid as approved by our Board or Directors or by a committee appointed by the Board of Directors at the time of grant: (1) in cash (by check), (2) by cancellation of indebtedness of Adaptec to the participant, (3) by surrender of shares of our common stock owned by the participant for at least six months and having a fair market value on the date of surrender equal to the aggregate exercise price of the option, (4) by waiver of compensation due to or accrued by the participant for services rendered, (5) by a "same-day sale" commitment from the participant and a National Association of Securities Dealers, Inc. (the "NASD"), broker, (6) by a "margin" commitment from the participant and a NASD broker or (7) by any combination of the above or any other method approved by the Board of Directors, to the extent legally permitted.

Dissolution, Liquidation or Change of Control

        Immediately prior to the dissolution or liquidation of Adaptec, the committee may provide that the vesting of all awards granted pursuant to the Director Plan will accelerate and become exercisable in full and that all forfeiture provisions will lapse prior to the consummation of the dissolution or liquidation. All awards outstanding prior to a dissolution or liquidation that are not exercised prior to the dissolution or liquidation will terminate upon the commencement of the transaction.

        In the event of a "change of control," any or all outstanding awards under the Director Plan may be assumed, converted or replaced by the successor corporation. In the alternative, the successor corporation may substitute equivalent awards or provide substantially similar consideration to non-employee directors who have received awards under the Director Plan as was provided to stockholders (after taking into account the existing provisions of the awards). The successor corporation may also issue, in place of outstanding shares of our common stock, substantially similar shares or other property subject to repurchase restrictions no less favorable than those in place at the time of the transaction. In the event a successor corporation refuses to assume or substitute awards granted under the Director Plan, all awards granted under the Director Plan will expire on upon the completion of the change of control transaction at such time and on such conditions as the committee will determine. Regardless of whether awards are assumed, substituted or set to expire upon the consummation of the change of control, the vesting and exercisability of any or all outstanding awards granted pursuant to the Director Plan will accelerate immediately prior the commencement of the change of control and all forfeiture provisions shall lapse.

Amendment of the Director Plan

        Our Board of Directors may at any time amend or terminate the Director Plan, including amendment of any form of award agreement or instrument to be executed pursuant to the Director Plan. However, the Board of Directors may not amend the Director Plan in any manner that requires stockholder approval pursuant to the Code or the regulations promulgated under the Code, or Rule 16b-3 of the Exchange Act, or any successor rule, promulgated thereunder. The repricing of options or stock appreciation rights or the exchange of options or stock appreciation rights with a lower exercise price is not permitted under the Directors Plan without stockholder approval.

Term of the Director Plan

        The Director Plan will terminate ten years after it is approved by our stockholders, unless sooner terminated in accordance with the terms of the Director Plan.

Adjustments

        In the event that the number of outstanding shares of our common stock is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in our structure without consideration, the number of shares available under the Director Plan and the number of shares subject to outstanding awards and the exercise price per share of such outstanding awards will be proportionately adjusted, subject to any required action by our Board of Directors or stockholders and compliance with applicable securities laws.

Federal Income Tax Information

        The following is a general summary as of the date of this Proxy Statement of the federal income tax consequences to Adaptec and participants under the Director Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Each participant is encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the Director Plan.

        Nonqualified Stock Options.    A participant will not recognize any taxable income at the time a NQSO is granted. However, upon exercise of a NQSO, the participant will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the participant's exercise price. The included amount will be treated as ordinary income by the participant. Upon resale of the shares by the participant, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss. Special rules apply where all, or a portion, of the exercise price is paid by tendering shares of common stock.

        Restricted Stock Awards.    A participant will recognize as ordinary income the difference between the fair market value of the underlying shares and the purchase price of the shares on the date the shares become vested unless the participant files a section 83(b) election. In the event a section 83(b) election is timely filed, the participant will recognize ordinary income on the date of grant on the difference between the fair market value of the shares on the grant date and the purchase price of the shares.

        Stock Appreciation Rights.    A participant will recognize as ordinary income the amount of cash received or the fair market value of fully vested shares received upon settlement of a stock appreciation right.

        Restricted Stock Units.    A participant will recognize as ordinary income the amount of cash received or the fair market value of fully vested shares received upon settlement of a restricted stock unit.

        Maximum Tax Rates for Noncorporate Taxpayers.    The maximum federal tax rate for noncorporate taxpayers applicable to ordinary income is 35%. Long-term capital gain for noncorporate taxpayers on stock held for more than 12 months will be taxed at a maximum rate of 15%. Capital gains will continue to be offset by capital losses and up to $3,000 of capital losses may be offset annually against ordinary income.

        Tax Treatment of Adaptec.    We will be entitled to a deduction in connection with the exercise of a NQSO by a participant or the receipt of cash or shares by a participant to the extent that the participant recognizes ordinary income.

ERISA

        The Director Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 or "ERISA" and is not qualified under section 401(a) of the Code.

New Plan Benefits

        The following table shows all expected fiscal 2007 awards under the Director Plan for the people indicated. Only non-employee directors are eligible for awards under the Director Plan; therefore, we will not make any awards under the Director Plan during fiscal 2007 to any individuals other than eligible non-employee directors. The table does not include future awards and purchases under the Director Plan beyond fiscal 2007. We cannot determine future grants under the Director Plan beyond fiscal 2007 because awards are made at the discretion of the Board of Directors. For grants during fiscal 2006 under the Adaptec, Inc. 2000 Director Option Plan, see "Fiscal 2006 Director Compensation" under the heading "Director Compensation" beginning on page 10 of this Proxy Statement.

Adaptec, Inc. 2006 Director Plan
	Restricted Stock			Stock Options
Name and Position	Purchase Price (per share)	Number of Shares		Exercise Price (per share)	Number of Shares
Subramanian "Sundi" Sundaresh	—	—		—	—
Marcus D. Lowe	—	—		—	—
Christopher O'Meara	—	—		—	—
All current executive officers as a group (3 people)	—	—		—	—
All current directors who are not executive officers as a group (10 people)	(1)	63,750	(2)	(3)	(4)
All employees, including officers who are not executive officers, as a group	—	—		—	—

(1)
The purchase price of the restricted common stock awards is expected to be $0.001 per share.

(2)
Expected discretionary awards during fiscal 2007 of 6,250 shares of restricted stock for each of Messrs. Kennedy, Loarie, Mercer, Robel and Van Houweling, and 16,250 shares for each of Mr. Castor and Ms. O'Brien. On May 31, 2007 (which is in fiscal 2008), each non-employee director then in office is expected to receive 6,250 shares of restricted stock.

(3)
The exercise price of the stock options to be granted will be 100% of the fair market value of our common stock on the date of grant, as required by the Director Plan.

(4)
On May 31, 2007 (which is in fiscal 2008), each non-employee director then in office is expected to receive an option to purchase 12,500 shares of common stock.

THE BOARD RECOMMENDS A VOTE FOR
APPROVAL OF THE ADAPTEC, INC. 2006 DIRECTOR PLAN

PROPOSAL NO. 3—RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of our Board of Directors has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2007, and our stockholders are being asked to ratify the Audit Committee's appointment. We have engaged PricewaterhouseCoopers LLP as our independent registered public accounting firm since 1995. Representatives of PricewaterhouseCoopers LLP are expected to be present via the live webcast or by telephone conference at our Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions.

        If our stockholders fail to ratify the appointment, the Audit Committee will reconsider its appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2007. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Adaptec and our stockholders.

Audit Fees

        The following table presents information regarding the fees estimated and billed by PricewaterhouseCoopers LLP and affiliated entities (collectively, "PricewaterhouseCoopers") for the 2006 and 2005 fiscal years. In accordance with the SEC's guidelines, we have itemized tax related and other fees paid to PricewaterhouseCoopers during the 2006 and 2005 fiscal years.

	For the Year Ended March 31,
Nature of Services
	2006	2005
Audit Fees	$1,775,000	$1,835,000
Audit-Related Fees	185,000	127,000
Tax Fees
Tax Compliance	161,000	406,000
Other Tax	23,000	69,000
All Other Fees	—	—

Total Fees	$2,144,000	$2,437,000

        Audit Fees.    This category includes services provided in connection with the audit of our consolidated financial statements, the review of our quarterly consolidated financial statements and the audit of management's assessment of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. This category also includes services for assistance with debt offerings, acquisitions, SEC comment letters and review of and consents issued in connection with documents filed with the SEC.

        Audit-Related Fees.    This category includes services related to transaction work.

        Tax Fees.    This category includes tax compliance services related to the preparation of tax returns and claims for refund. Other Tax includes services related to tax planning and tax advice, including assistance with tax audits and appeals, research and development credits, expatriate tax preparation and advice related to mergers and acquisitions.

        All Other Fees.    We did not incur any Other Fees during these periods.

Audit Committee Pre-Approval Policies and Procedures

        Our Audit Committee has established a policy for approving any non-audit services to be performed by our independent registered public accounting firm. The Audit Committee requires advance review and approval of all proposed non-audit services that we wish our independent registered public accounting firm to perform. As permitted by our Audit Committee charter, the Audit Committee Chairperson may pre-approve certain non-audit related fees and the entire Audit Committee will then ratify the Chairperson's pre-approval in a subsequent meeting of the Audit Committee, in accordance with SEC requirements. In the 2006 and 2005 fiscal years, the Audit Committee followed these guidelines in approving all services rendered by PricewaterhouseCoopers LLP.

Required Vote

        The affirmative vote of a majority of the shares represented and voting on Proposal No. 3 by proxy is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2007, provided that the affirmative votes must be not less than a majority of the required quorum for the Annual Meeting.

THE BOARD RECOMMENDS A VOTE FOR
RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        The following table presents certain information regarding the beneficial ownership of our common stock as of June 30, 2006 by (a) each beneficial owner of 5% or more of our outstanding stock known to us, (b) each of our directors, (c) each of the individuals listed in the Summary Compensation table below at page 23 of this Proxy Statement (we refer to these individuals in this Proxy Statement as our "Named Executive Officers") and (d) all of our directors and executive officers as a group.

        The percentage of beneficial ownership for the table is based on approximately 115,895,142 shares of our common stock outstanding as of June 30, 2006. To our knowledge, except under community property laws or as otherwise noted, the persons and entities named in the table have sole voting and sole investment power over their shares of our common stock. Unless otherwise indicated, each beneficial owner listed below maintains a mailing address of c/o Adaptec, Inc., 691 South Milpitas Boulevard, Milpitas, California 95035.

        The number of shares beneficially owned by each stockholder is determined under SEC rules and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power and those shares of common stock that the stockholder has the right to acquire within 60 days after June 30, 2006 (August 29, 2006) through the exercise of any stock option. The "Percentage of Shares" column treats as outstanding all shares underlying such options held by the stockholder, but not shares underlying options held by other stockholders.

	Adaptec Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares(1)	Percentage of Shares Outstanding
Directors and Executive Officers:
Jon S. Castor	—	*
Carl J. Conti	190,580	*
Lucie J. Fjeldstad(2)	106,750	*
Joseph S. Kennedy	103,750	*
Ilene H. Lang	176,750	*
Robert J. Loarie(3)	191,354	*
D. Scott Mercer	111,250	*
Judith M. O'Brien	—	*
Charles J. Robel	—	*
Douglas E. Van Houweling	103,750	*
Subramanian "Sundi" Sundaresh	180,002	*
Marcus D. Lowe	78,198	*
Kok Yong Lim	24,579	*
Eric Kelly(4)	26,259	*
Directors and executive officers as a group (13 persons)	1,313,222	1.12%
5% Stockholders:
Wellington Management Company, LLP(5)	8,885,600	7.7%
Brandes Investment Partners, L.P.(6)	5,758,819	5.0%

*
Less than 1% ownership.

(1)
Includes the following shares that may be acquired upon exercise of stock options granted under our stock option plans within 60 days after June 30, 2006:

Carl J. Conti	173,750
Lucie J. Fjeldstad	103,750

Joseph S. Kennedy	103,750
Ilene H. Lang	173,750
Robert J. Loarie	143,750
D. Scott Mercer	111,250
Douglas E. Van Houweling	103,750
Subramanian "Sundi" Sundaresh	125,002
Marcus D. Lowe	60,002
Directors and executive officers as group	1,098,754
(2)
Includes 3,000 shares held in the name of a trust for the benefit of Ms. Fjeldstad and her spouse.

(3)
Includes 47,604 shares held in the name of a trust for the benefit of Mr. Loarie and his family.

(4)
Shares reported based on Mr. Kelly's Form 4 filing dated March 14, 2005.

(5)
Wellington Management Company, LLP ("Wellington") reported that it has shared voting power over 4,548,400 shares and shared dispositive power with respect to all of the shares. All of the shares are owned of record by clients of Wellington. Wellington's address is 75 State Street, Boston, MA 02109. All information regarding Wellington is based solely upon the Schedule 13G filed by it with the SEC on February 14, 2006.

(6)
Brandes Investment Partners, L.P. ("Brandes") reported that it has shared voting power over 5,140,144 shares and shared dispositive power with respect to all of the shares. Brandes Investment Partners, Inc., Brandes Worldwide Holdings, L.P., Charles H. Brandes, Glenn R. Carlson and Jeffrey A. Busby each are control persons of Brandes. Brandes' address is 11988 El Camino Real, Suite 500, San Diego, CA 92130. All information regarding Brandes is based solely upon the Schedule 13G filed by it with the SEC on February 14, 2006.

EXECUTIVE COMPENSATION

Summary of Executive Compensation

        The following table presents information about the compensation for fiscal 2006 awarded to, earned by or paid to our Named Executive Officers, who consist of: (a) three individuals who served during a portion of fiscal 2006 as our Chief Executive Officer, (b) one individual who served as one of our most highly compensated executive officers as of March 31, 2006 and (c) two individuals who would have been required to be included in this table but for the fact that the individual was not serving as one of our executive officers as of March 31, 2006. In addition to the compensation included in the table below, we provide benefits to our executive officers that are generally available to all of our employees. For more information, see "Employment Contracts, Termination of Employment and Change-in-Control Arrangements" beginning on page 26 and the "Compensation Committee Report" beginning on page 32 of this Proxy Statement.

Summary Compensation Table

	Annual Compensation						Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary($)		Bonus($)		Other Annual Compensation ($)(1)	Securities Underlying Options(#)		All Other Compensation ($)(2)
Subramanian "Sundi" Sundaresh(3) President and Chief Executive Officer	2006 2005 2004	325,865 — —		207,750 — —		16,742 — —	400,000 — —		2,000 — —
D. Scott Mercer Former Interim Chief Executive Officer	2006 2005 2004	261,539 — —		5,000 — —		10,831 — —	65,000 — —	(4)	— — —
Robert N. Stephens(5) Former President and Chief Executive Officer	2006 2005 2004	1,541,939 650,000 650,000	(6)	— 68,250 3,522		6,465 27,255 25,101	— 325,000 625,000		— 1,980 2,000
Marcus D. Lowe(3) Vice President and General Manager, Emerging Business and Corporate Development	2006 2005 2004	177,885 — —		79,250 — —		14,133 — —	180,000 — —		2,000 — —
Kok Yong Lim(5) Former Vice President of Manufacturing	2006 2005 2004	495,613 195,007 188,215	(7)	7,981 24,602 1,019		2,530 2,508 2,018	60,000 50,000 40,000		3,829 3,296 3,769
Eric Kelly(5) Former Vice President and General Manager of Worldwide Sales and Services	2006 2005 2004	330,267 170,000 —	(8)	1,934,027 1,852,500 —	(9) (10)	9,556 11,586 —	— 75,000 —		— — —

(1)
For fiscal 2006, Other Annual Compensation consisted of: (a) life insurance and health insurance premiums as follows: $10,142 for Mr. Sundaresh, $7,021 for Mr. Mercer, $4,508 for Mr. Stephens, $8,583 for Mr. Lowe, $726 for Mr. Lim and $5,506 for Mr. Kelly and (b) automobile allowances as follows: $6,600 for Mr. Sundaresh, $3,810 for Mr. Mercer, $1,957 for Mr. Stephens, $5,550 for Mr. Lowe, $1,805 for Mr. Lim and $4,050 for Mr. Kelly. For fiscal 2005, Other Annual Compensation consisted of: (a) life and health insurance premiums as follows: $17,635 for Mr. Stephens, $719 for Mr. Lim and $6,486 for Mr. Kelly; and (b) automobile allowances as follows: $9,600 for Mr. Stephens, $1,789 for Mr. Lim and $5,100 for Mr. Kelly. For fiscal 2004, Other Annual Compensation consisted of: (a) life and health insurance premiums as follows: $15,501 for Mr. Stephens and $291 for Mr. Lim and (b) automobile allowances as follows: $9,600 for Mr. Stephens and $1,727 for Mr. Lim.

(2)
All Other Compensation consisted of our contributions under our Savings and Retirement Plan.

(3)
Mr. Sundaresh and Mr. Lowe joined us in May 2005 and July 2005, respectively, so amounts shown for fiscal 2006 reflect compensation paid to these individuals for less than the full fiscal year. Mr. Sundaresh's current annual salary is $450,000, and Mr. Lowe's current annual salary is $260,000.

(4)
Includes an option to purchase 15,000 shares of our common stock granted pursuant to our 2000 Director Option Plan to Mr. Mercer on March 31, 2006 when he was no longer one of our executive officers.

(5)
Fiscal 2006 compensation for Messrs. Stephens, Kelly and Lim represents amounts earned through their termination dates in May 2005, September 2005 and January 2006, respectively. Mr. Kelly joined us in August 2004, so amounts shown for fiscal 2005 reflect compensation paid to Mr. Kelly for less than the full fiscal year.

(6)
Includes a $975,000 severance payment, $243,750 of which was paid in fiscal 2006 and the remaining $731,250 of which will be paid in fiscal 2007. Also includes a $99,997 vacation payout, relocation expenses of $78,199, a $40,000 payment for miscellaneous expenses and $116,243 of deferred cash compensation that was distributed to Mr. Stephens during fiscal 2006. Mr. Stephens earned this amount during fiscal 1997 and 1998, which he voluntarily elected to contribute to our Deferred Compensation Plan pursuant to its terms.

(7)
Includes a $242,089 severance payment and a $56,780 vacation payout.

(8)
Includes a $195,000 severance payment and a $246 vacation payout.

(9)
Includes a $20,000 bonus pursuant to the terms of Mr. Kelly's employment agreement and a $1,887,027 bonus paid under the Snap retention bonus program, which was negotiated in connection with our acquisition of Snap Appliance, Inc. in fiscal 2005.

(10)
Paid in connection with Mr. Kelly's commencement of employment following our acquisition of Snap Appliance, Inc.

Option Grants in Fiscal 2006

        The following table contains information concerning the stock option grants made to the Named Executive Officers during fiscal 2006.

Option Grants in Fiscal 2006

Individual Grants
Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term($)(2)
Percent of Total Options Granted to Employees in Fiscal 2006 (%)(1)
	Number of Securities Underlying Options Granted			Exercise Price Per Share ($)
Name					Expiration Date
						5%	10%
Subramanian "Sundi" Sundaresh	300,000 100,000	(3) (4)	3.84 1.28	3.65 3.45	5/23/2012 9/19/2010	445,775 95,317	1,038,845 210,626
D. Scott Mercer	25,000 25,000 15,000	(5)	0.32 0.32 0.19	3.98 3.98 5.70	6/1/2012 6/1/2012 3/31/2016	40,506 40,506 53,770	94,398 94,397 136,265
Robert N. Stephens	—		—	—	—	—	—
Marcus D. Lowe	100,000 80,000	(6) (4)	1.28 1.25	4.17 3.45	7/11/2012 9/19/2010	169,761 76,254	395,615 168,501
Kok Yong Lim	30,000 30,000	(7) (4)	0.38 0.38	3.93 3.45	5/25/2010 9/19/2010	32,574 28,595	71,979 63,188
Eric Kelly	—		—	—	—	—	—

(1)
We granted options to purchase 7,808,670 shares of common stock to our employees during fiscal 2006.

(2)
Potential gains are reported as of March 31, 2006 and are net of the exercise price. There is no assurance that the actual stock price appreciation over the option term will be at the assumed 5% and 10% levels of assumed annual rates of stock price appreciation or at any other defined level. The 5% and 10% assumed annual rates of stock price appreciation do not reflect our estimate or projections of future stock price growth, but are assumed rates required to be presented pursuant to SEC rules.

(3)
These options become vested at the rate of 20% of the shares on May 23, 2006, with the balance becoming vested in equal installments at the end of each quarter after the grant date, such that the options become fully vested as of May 23, 2010.

(4)
These options vest in equal installments at the rate of 16.67% of the shares subject to the options at the end of each quarter after the grant date such that the options become fully vested as of March 19, 2007.

(5)
These options were granted pursuant to our 2000 Director Option Plan on March 31, 2006 when Mr. Mercer was no longer one of our executive officers. These options become vested and exercisable with respect to 25% of the shares subject to the options for each full quarter after the date of grant, such that the option will be fully vested on March 31, 2007.

(6)
These options become vested at the rate of 20% of the shares subject to the options on July 11, 2006, with the balance becoming vested in equal installments at the end of each quarter after the grant date, such that the options become fully vested as of July 11, 2010.

(7)
These options became fully vested as of March 25, 2006.

        The options shown in the table above were granted under our 2004 Equity Incentive Plan. All options were granted at fair market value and are not transferable by the optionee (other than by will or the laws of descent and distribution). To the extent these options are exercisable at the time of employment termination, the options may be exercised for an additional three months unless termination is the result of total and permanent disability, in which case the options may be exercised within six months following termination, or unless termination is the result of death, in which case all unvested options become vested and all of the individual's outstanding options may be exercisable by the individual's estate or other successor for a period of 12 months following the date of death. Options are subject to earlier termination upon termination of the option holder's employment.

Aggregated Option Exercises in Fiscal 2006 and Fiscal Year-End Option Values

        The following table presents information concerning option exercises during fiscal 2006 and unexercised in-the-money options held as of March 31, 2006 by the Named Executive Officers. The amounts shown in the column entitled "Value Realized" are based on the closing price of our common stock as quoted on The NASDAQ Global Market on the exercise date minus the exercise price of the option, multiplied by the number of shares subject to the option. The amounts shown in the column entitled "Value of Unexercised In-the-Money Options at Fiscal Year-End" are based on the closing price of our common stock on The NASDAQ Global Market on March 31, 2006 ($5.53) minus the exercise price of the option (if less than $5.53), multiplied by the number of shares subject to the option. These values have not been, and may never be, realized.

Aggregated Option Exercises in Fiscal 2006 and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End
Name	Shares Acquired on Exercise	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Subramanian "Sundi" Sundaresh	—	—	33,336	366,664	75,006	764,994
D. Scott Mercer	—	—	50,000	15,000	86,000	—
Robert N. Stephens	249,999	340,174	1,904,526	—	—	—
Marcus D. Lowe	—	—	26,669	153,331	60,005	272,995
Kok Yong Lim	5,002	15,256	356,856	—	105,963	—
Eric Kelly	198,907	573,972	—	—	—	—

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

        Other than as described below, we have no written employment agreements governing the length of service of our executive officers, or any severance or change-in-control agreements with our executive officers. Each of our executive officers (including each officer who serves under an employment agreement or offer letter) serves on an at-will basis.

Agreements with Our Current Executive Officers

        Subramanian "Sundi" Sundaresh's Employment Agreements.    On May 20, 2005, we entered into an offer letter with Mr. Sundaresh to serve as our Executive Vice President, effective May 23, 2005 (the "Sundaresh Offer Letter"). The Sundaresh Offer Letter provided that Mr. Sundaresh would receive an annual base salary of $325,000. Mr. Sundaresh was also eligible to participate in our Quarterly Variable Incentive Plan ("VIP") and Annual Incentive Plan ("AIP"). The VIP was based on individual achievement of quarterly objectives and was targeted at up to 4% of his base salary. The AIP is based on Adaptec's financial performance and was targeted at up to 60% of his base salary. Under the Sundaresh Offer Letter, we granted Mr. Sundaresh options to purchase 300,000 shares of our common stock at an exercise price equal to the closing market price of our common stock on the NASDAQ Global Market on May 22, 2005. These options vest at a rate of 20% of the shares subject to the options on May 23, 2006 and quarterly thereafter for four years at a rate of 5%. Vesting is subject to Mr. Sundaresh's continued employment with Adaptec on each scheduled vesting date.

        On September 21, 2005, we entered into an employment agreement with Mr. Sundaresh (which agreement amended and superseded in its entirety the Sundaresh Offer Letter). The agreement provides for Mr. Sundaresh to receive an annual base salary of $375,000 per year. Mr. Sundaresh is eligible to participate in the AIP, with a target bonus amount of 75% of his annual base salary. Mr. Sundaresh is also entitled to receive the following benefits: a $650 per month automobile allowance, reimbursement for personal financial and tax advice up to $2,500 per year, reimbursement for health club initiation fees of up to $300 plus 50% of the club's monthly dues up to $55 per month, survivor benefit management services up to a maximum cost of $3,000 and a company-paid annual physical examination.

        If Mr. Sundaresh is terminated other than for "cause" (which includes violation of his material duties, refusal to perform his duties in good faith, breach of his employment agreement or his employee proprietary information agreement, poor performance of his duties, arrest for a felony or certain other crimes, substance abuse, violation of law or Adaptec policy, prolonged absence from his duties or his death), Mr. Sundaresh is entitled to receive (1) his unpaid salary and unused vacation benefits he has accrued prior to the date of his termination; (2) a one-time payment equal to one year of base salary, plus an additional week of base salary for each year of service beyond three years of service; (3) outplacement services in an amount not to exceed $10,000; and (4) coverage for Mr. Sundaresh and his dependents under Adaptec's health, vision and dental insurance plans pursuant to the terms of the Consolidated Omnibus Budget and Reconciliation Act ("COBRA") for the one-year period following the termination of his employment.

        If within one year of a change of control of Adaptec (1) there is a material reduction of the annual base and target incentive compensation specified in Mr. Sundaresh's employment agreement to which he does not consent, (2) there is a failure of Adaptec's successor after a change of control to assume his employment agreement, (3) Mr. Sundaresh's employment is terminated without cause by Adaptec's successor, (4) there is a substantial change in Mr. Sundaresh's position of responsibility or (5) Mr. Sundaresh's position relocates to more than 25 additional commute miles (one way) and Mr. Sundaresh elects to be terminated, then Mr. Sundaresh shall receive, upon signing a separation agreement and general release: (a) a one-time payment equal to one and one-half times his then-current annual base salary, (b) his then-current targeted bonus payout, (c) COBRA benefits for one year, (d) outplacement services not to exceed $10,000 and (e) accelerated vesting of his stock options as provided for under the 2004 Equity Incentive Plan. However, if Mr. Sundaresh has less than one year of service with Adaptec at the time of the change-of-control termination, then he will receive the greater of a prorated amount of the change-of-control benefits or the full payments to which Mr. Sundaresh would be entitled upon a termination for cause.

        On November 14, 2005, we entered into an amendment to Mr. Sundaresh's employment agreement to increase his annual base salary to $400,000 and to increase his AIP target bonus to 85% of his base salary. On January 26, 2006, the Compensation Committee approved an increase in Mr. Sundaresh's base salary to $450,000, effective as of April 1, 2006.

        Marcus D. Lowe Employment Agreements.    On June 24, 2005, we entered into an offer letter with Mr. Lowe to serve as our Vice President and General Manager effective July 11, 2005 (the "Lowe Offer Letter"). The Lowe Offer Letter provided that Mr. Lowe would receive an annual base salary of $250,000. Mr. Lowe was also eligible to participate in our VIP and AIP. The VIP was targeted at up to 4% of his base salary and the AIP was targeted at up to 40% of his base salary. Under the Lowe Offer Letter, we granted Mr. Lowe options to purchase 100,000 shares of our common stock at an exercise price equal to the closing market price of our common stock on the NASDAQ Global Market on July 10, 2005. These options vest at a rate of 20% of the shares subject to the options on July 11, 2006 and quarterly thereafter for four years at a rate of 5%. Vesting is subject to Mr. Lowe's continued employment with Adaptec on each scheduled vesting date.

        On September 21, 2005, we entered into an employment agreement with Mr. Lowe to serve as our Vice President and General Manager (which agreement amended and superseded in its entirety the Lowe Offer Letter). The agreement provides for Mr. Lowe to receive an annual base salary of $250,000 per year. Mr. Lowe is eligible to participate in the AIP, with a target bonus amount of 50% of his annual base salary. Mr. Lowe is also entitled to receive the following benefits: a $650 per month automobile allowance, reimbursement for personal financial and tax advice up to $2,500 per year, reimbursement for health club initiation fees of up to $300 plus 50% of the club's monthly dues up to $55 per month, survivor benefit management services up to a maximum cost of $3,000 and a company-paid annual physical examination.

        If Mr. Lowe is terminated other than for "cause" (which includes violation of his material duties, refusal to perform his duties in good faith, breach of his employment agreement or his employee proprietary information agreement, poor performance of his duties, arrest for a felony or certain other crimes, substance abuse, violation of law or Adaptec policy, prolonged absence from his duties or his death), Mr. Lowe is entitled to receive (1) his unpaid salary and unused vacation benefits he has accrued prior to the date of his termination; (2) a one-time payment equal to nine months of base salary, plus an additional week of base salary for each year of service beyond three years of service; (3) outplacement services in an amount not to exceed $10,000; and (4) coverage for Mr. Lowe and his dependents under Adaptec's health, vision and dental insurance plans pursuant to COBRA for the nine-month period following the termination of his employment.

        If within one year of a change of control (1) there is a material reduction of the annual base and target incentive compensation specified in Mr. Lowe's employment agreement to which he does not consent, (2) there is a failure of Adaptec's successor after a change of control to assume his employment agreement, (3) Mr. Lowe's employment is terminated without cause by Adaptec's successor, (4) there is a substantial change in Mr. Lowe's position of responsibility or (5) Mr. Lowe's position relocates to more than 25 additional commute miles (one way) and Mr. Lowe elects to be terminated, then Mr. Lowe shall receive, upon signing a separation agreement and general release: (a) a one-time payment equal to his then-current annual base pay, (b) his then-current targeted bonus payout, (c) COBRA benefits for one year, (d) outplacement services not to exceed $10,000, and (e) accelerated vesting of his stock options as provided for under the 2004 Equity Incentive Plan. However, if Mr. Lowe has less than one year of service with Adaptec at the time of the change-of-control termination, then he will receive the greater of a prorated amount of the change-of-control benefits or the full payments to which Mr. Lowe would be entitled upon a termination for cause.

        On January 26, 2006, the Compensation Committee approved an increase in Mr. Lowe's base salary to $260,000, effective as of April 1, 2006.

        Christopher O'Meara's Employment Agreement.    On March 21, 2006, we entered into an employment agreement with Mr. O'Meara to serve as our Chief Financial Officer. Under the agreement, Mr. O'Meara receives an annual base salary of $325,000 per year. Mr. O'Meara is eligible to participate in the AIP with a target bonus amount of 60% of his base salary. We also granted Mr. O'Meara an option to purchase 300,000 shares of our common stock which, subject to his continued employment, vest at the rate of 25% on the one-year anniversary of his commencement of employment and thereafter at the rate of 6.25% per quarter so that the option will be fully vested at the end of four years from his commencement of employment. Mr. O'Meara is also entitled to receive the following benefits: a $650 per month automobile allowance, reimbursement for personal financial and tax advice up to $2,500 per year, reimbursement for health club initiation fees of up to $300 plus 50% of the club's monthly dues up to $55 per month, survivor benefit management services up to a maximum cost of $3,000 and a company-paid annual physical examination.

        If Mr. O'Meara is terminated other than for "cause" (which includes violation of his material duties, refusal to perform his duties in good faith, breach of his employment agreement or his employee proprietary information agreement, poor performance of his duties, arrest for a felony or certain other crimes, substance abuse, prolonged absence from his duties or his death), Mr. O'Meara is entitled to receive (1) his unpaid salary and unused vacation benefits he has accrued prior to the date of his termination; (2) a one-time payment equal to one year of base salary, plus an additional week of base salary for each year of service beyond three years of service; (3) outplacement services in an amount not to exceed $10,000; and (4) coverage for Mr. O'Meara and his dependents under Adaptec's health, vision and dental insurance plans pursuant to COBRA for the one-year period following the termination of his employment.

        If within one year of a change of control (1) there is a material reduction of the annual base and target incentive compensation specified in Mr. O'Meara's employment agreement to which he does not consent, (2) there is a failure of Adaptec's successor after a change of control to assume his employment agreement, (3) Mr. O'Meara's employment is terminated without cause by Adaptec's successor, (4) there is a substantial change in Mr. O'Meara's position of responsibility or (5) Mr. O'Meara's position relocates to more than 25 additional commute miles (one way) and Mr. O'Meara elects to be terminated, then Mr. O'Meara shall receive, upon signing a separation agreement and general release: (a) a one-time payment equal to one and one-half times his then-current annual base pay, (b) his then-current targeted bonus payout, (c) COBRA benefits for one year, (d) outplacement services not to exceed $10,000, and (e) accelerated vesting of his stock options as provided for under the 2004 Equity Incentive Plan. However, if Mr. O'Meara has less than one year of service with Adaptec at the time of the change-of-control termination, then he will receive the greater of a prorated amount of the change-of-control benefits or the full payments to which Mr. O'Meara would be entitled upon a termination for cause.

Agreements with Our Former Executive Officers

        Eric Kelly's Employment Agreement.    On July 13, 2004, we entered into an Employment and Non-Competition Agreement with Eric Kelly providing for his service as our Vice President, General Manager at a base salary of no less than $260,000 per year. Under the agreement, Mr. Kelly was eligible to participate in the AIP with a target bonus of 50% of his base salary, and he was to receive a guaranteed bonus payment of $40,000 payable in calendar 2005 and 2006. Beginning on October 1, 2004, Mr. Kelly also became eligible to participate in our VIP, with a target bonus of 4% of his quarterly base salary. We granted Mr. Kelly an option to purchase 75,000 shares of our common stock which would, subject to his continued employment, vest at the rate of 6.25% of the shares subject to the option per fiscal quarter so that the option would be fully vested at the end of four years from his commencement of employment. Mr. Kelly was also eligible to receive a retention bonus of up to $3,900,000 under our retention program that we established for former employees of Snap Appliance, Inc. who remain employed by us through scheduled dates (the "Snap Retention Bonus"). Mr. Kelly's Snap Retention Bonus was payable as follows: 30% of the bonus was paid to Mr. Kelly in January 2005, with the remaining 70% payable over eight quarterly installments (measured from his commencement of employment date), which we began paying in January 2005. The Snap Retention Bonus was not based on performance objectives and was payable to Mr. Kelly if he remained employed by us through the various scheduled payment dates. We paid Mr. Kelly a $1,887,027 Snap Retention Bonus in fiscal 2006. If Mr. Kelly's employment was terminated due to his death or Disability or if we terminate without Cause or if he terminates for Good Reason (each of these capitalized terms as defined in his employment agreement), Mr. Kelly was entitled to receive: (a) after one year of employment with us, a severance payment equal to nine months of his base salary, (b) company-paid COBRA benefits and outplacement services, (c) acceleration of all of his stock options that we assumed in the acquisition of Snap Appliance, Inc. and (d) the Snap Retention Bonus described above.

        Mr. Kelly's employment with us terminated in September 2005.

        D. Scott Mercer Employment Agreement.    On June 1, 2005, we entered into an offer letter with Mr. Mercer to serve as our Interim Chief Executive Officer, effective as of May 26, 2005. Under the offer letter, Mr. Mercer received a monthly salary of $41,667.67. Mr. Mercer was also eligible to participate in our VIP and the AIP. His VIP target bonus amount was 4% of his base salary, and his AIP target bonus amount was 75% of his base salary. We also granted Mr. Mercer an option to purchase 50,000 shares of our common stock which, subject to his continued employment, vested at the rate of 25% of the shares subject to the option on September 1, 2005 and the remaining 50% vested on December 1, 2005. Mr. Mercer was also entitled to receive a $650 per month car allowance, a free annual physical and financial planning assistance of up to $2,500 per year.

        Mr. Mercer's service as our Interim Chief Executive Officer terminated in November 2005 when Mr. Sundaresh became our Chief Executive Officer. Mr. Mercer continues to serve on our Board of Directors.

        Kok Yong Lim Separation Agreement.    On January 31, 2006, we entered into a Separation Agreement and General Release with Mr. Lim following our decision to eliminate Mr. Lim's position, Vice President of Manufacturing, effective January 31, 2006 in connection with the outsourcing of our manufacturing function. Under the agreement, in consideration of Mr. Lim granting us a general release, we agreed to pay Mr. Lim on March 31, 2006 one month of base salary for each year of service, which equaled 16 months. In addition, Mr. Lim continued to receive his salary and benefits from the date of the agreement through March 31, 2006.

        Robert N. Stephens Separation Agreement.    On June 30, 2005, we entered into a Separation Agreement and General Release with Mr. Stephens following his retirement as our President, Chief Executive Officer and a director. Subject to Mr. Stephens' agreement not to compete with us, we agreed to pay Mr. Stephens 12 monthly installments of $81,250 beginning December 30, 2005. These payments are conditional on Mr. Stephens not advising, consulting or joining one of our competitors through November 30, 2006. If the conditional requirements are not met, we will not be obligated to make further payments. Mr. Stephens' separation agreement also provided for the payment of $40,000 for miscellaneous benefits. Mr. Stephens also receives continuation of his health, vision, dental and employee assistance program benefits through November 30, 2006. The vesting for all outstanding options held by Mr. Stephens ceased as of May 25, 2005 (Mr. Stephens' retirement date), and all vested options may be exercised by him through the earlier of the end of the term of a particular option or November 25, 2006. If Mr. Stephens relocated to Southern California by May 25, 2006 (which he did), we agreed to pay the brokerage commission and other costs associated with the sale of Mr. Stephens' home, up to a maximum of 6% of the selling price of the home, and the relocation costs associated with such move.

Equity Incentive Plan Provisions

        Equity Incentive Plan Provisions—Executive Officers.    Under our 1990 Stock Plan, 1999 Stock Plan, 2000 Nonstatutory Stock Option Plan and 2004 Equity Incentive Plan, in the event of a Change in Control, any Options, Rights or Awards (as such capitalized terms are defined in these plans) outstanding upon the date of such Change in Control will have their vesting accelerated as of the date of such Change in Control as to an additional 25% of the shares subject to (or then unvested depending upon the plan) such Options, Rights or Awards (as the case may be). Additionally, in the case of the 2000 Nonstatutory Stock Option Plan, if the employee is still employed on the first anniversary of such Change in Control, then 25% of the then-unvested shares also will vest under Options held by such employee. If within 12 months following a Change in Control, an employee is terminated by the successor employer for any reason (with respect to the 2004 Equity Incentive Plan) or involuntarily terminated without Cause (with respect to and as defined in the 1990, 1999 and 2000 plans listed above) such employee's Options, Rights or Awards (as the case may be) outstanding upon such Change in Control that are not yet exercisable and vested on such date shall become 100% vested and exercisable.

        Equity Incentive Plan Provisions—Non-Employee Directors.    Under the Adaptec, Inc. 2000 Director Option Plan, all outstanding options will become vested and fully exercisable upon a change of control (as defined in such plan) of Adaptec. Under the Adaptec, Inc. 2006 Director Plan described in Proposal No. 2, the vesting and exercisability of all outstanding awards granted pursuant to that plan will accelerate immediately prior the commencement of the change of control (as defined in such plan) and all forfeiture provisions will lapse.

Equity Compensation Plan Information

        The following table sets forth information as of March 31, 2006 regarding equity awards under our 2004 Equity Incentive Plan; Snap Appliance, Inc. 2002 Stock Option and Restricted Stock Purchase Plan; Broadband Storage, Inc. 2001 Stock Option and Restricted Stock Purchase Plan; 2000 Nonstatutory Stock Option Plan; 1999 Stock Plan; 1990 Stock Plan; Distributed Processing Technology Corp. Omnibus Stock Option Plan; Stargate Solutions, Inc. 1999 Incentive Stock Plan; Eurologic Systems Group Limited 1998 Share Option Plan; 2000 Director Option Plan; 1990 Directors' Option Plan and 1986 Employee Stock

Purchase Plan, and any amendments to such plans, excluding the shares we are proposing to reserve under the Adaptec, Inc. 2006 Director Plan as described in Proposal No. 2:

Equity Compensation Plan Information Table

			(c)
	(a)	(b)
			Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights
Equity compensation plans approved by security holders	19,611,252	$8.9847	17,993,544	(1)
Equity compensation plans not approved by security holders(2)	330,520	$3.6390	—

Total	19,941,772	$8.8961	17,993,544

(1)
Of these shares, 4,070,427 shares remain available for purchase under our 1986 Employee Stock Purchase Plan, 13,689,367 shares are available for issuance under our 2004 Equity Incentive Plan, which permits the grant of stock options, stock appreciation rights, restricted stock, stock awards and restricted stock units, and 233,750 shares remain available for issuance under the Adaptec, Inc. 2000 Director Plan, which permits the grant of stock options. If stockholders approve the Adaptec, Inc. 2006 Director Plan, which permits the grant of stock options, stock appreciation rights, restricted stock and restricted stock units, as described in Proposal No. 2 beginning on page 13 of this Proxy Statement, then these remaining available for issuance under the 2000 Director Plan will become available for issuance under the 2006 Director Plan. Of the shares available for issuance under the 2006 Director Plan, a maximum of 600,000 shares in the aggregate may be issued as restricted stock or restricted stock units. Options issued under our equity compensation plans do not have rights to any dividends declared on the common stock and are not transferable for consideration, and any shares of restricted stock to be issued in the future under the 2004 Equity Incentive Plan or 2006 Director Plan will not have rights to any dividends declared on the common stock and will not be transferable for consideration unless and until the restrictions on such shares lapse.

(2)
Includes options to purchase 1,232,491 shares of our common stock issued under the Snap Appliance and Broadband Storage stock option plans that we assumed in connection with the acquisition of Snap Appliance in July 2004, after giving effect to the exchange ratio for such acquisition. Of these options to purchase 1,232,491 shares, options to purchase 118,787 shares of our common stock were outstanding at March 31, 2006, having a weighted average exercise price of $1.6667. Also includes options to purchase 1,130,525 shares of our common stock issued under the Distributed Processing Technology stock option plan that we assumed in connection with the acquisition of that company in December 1999, after giving effect to the exchange ratio for such acquisition. Of these options to purchase 1,130,525 shares, options to purchase 39,024 shares of our common stock were outstanding at March 31, 2006, having a weighted average exercise price of $5.2764 per share. Also includes options to purchase 2,336,037 shares of our common stock issued under the Stargate Solutions stock option plan that we assumed in connection with the acquisition of Platys Communications in August 2001, after giving effect to the exchange ratio for such acquisition. Of these options to purchase 2,336,037 shares, options to purchase 55,293 shares of our common stock were outstanding at March 31, 2006, having a weighted average exercise price of $0.1897 per share. Also includes options to purchase 498,789 shares of our common stock issued under the Eurologic stock option plan that we assumed in April 2003 in connection with the acquisition of Eurologic Systems Group Ltd., after giving effect to the exchange ratio for such acquisition. Of these options to purchase 498,789 shares, options to purchase 117,416 shares of our common stock were outstanding at March 31, 2006, having a weighted average exercise price of $6.7145 per share. No further awards will be made under any of the assumed stock option plans described above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee currently consists of Lucie J. Fjeldstad and Robert J. Loarie, neither of whom has any interlocking relationships, as defined by the SEC. Following the Annual Meeting, our Compensation Committee will consist of Judith M. O'Brien, Jon S. Castor and Robert J. Loarie, none of whom has any interlocking relationships, as defined by the SEC.

REPORT ON EXECUTIVE COMPENSATION

        The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference in any of our filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

Overview and Philosophy

        The Compensation Committee of the Board of Directors has overall responsibility for Adaptec's compensation policies and determines the compensation payable to Adaptec's executive officers, including their participation in certain of our employee benefit and stock option plans. The Compensation Committee currently consists of two directors, neither of whom is a current or former employee of Adaptec or its subsidiaries and each of whom is (1) "independent" under the standards adopted by Adaptec's Board of Directors and applicable standards of The NASDAQ Stock Market and the SEC, (2) an "outside" director as defined in the Code, and (3) a "non-employee director," as defined in Rule 16(b)-3 under the Exchange Act.

        It is the Compensation Committee's objective that Adaptec's executive compensation programs be designed to:

  •
  attract, reward and retain highly qualified and productive executive officers;

  •
  motivate executive officers to improve Adaptec's overall operating results and performance and reward executive officers when specific, measurable results have been achieved;

  •
  tie incentive awards to the performance of Adaptec's common stock through grants of stock options, restricted stock, and stock purchase rights to further strengthen the mutuality of interests between Adaptec's stockholders and executive officers; and

  •
  ensure compensation levels are externally competitive with peer companies and internally as among Adaptec's executive officers.

        Factors.    The principal factors which the Compensation Committee considered in establishing the components of each executive officer's compensation package for fiscal 2006 are summarized below. The Compensation Committee does not follow any particular compensation principle in a mechanical or rigid fashion; rather, the members use their experience and judgment in determining the appropriate compensation for each executive officer. The Compensation Committee compares its total compensation with its peer groups through survey data information. Since 1991, the Compensation Committee has retained, at Adaptec's expense, J. E. Richard of J. Richard & Co., an independent compensation consultant, to provide advice in the review of Adaptec's executive compensation plans and programs. Notwithstanding the discussion below, the Compensation Committee may, at its discretion, apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years to ensure its compensation practices align with the objectives described above.

        For comparative compensation purposes, the Compensation Committee reviewed published industry pay survey data, including compensation reports for high-technology companies and other data supplied or reviewed by the Compensation Committee's consultant. The peer group companies chosen were approximately Adaptec's size in terms of employees, revenue and capitalization, and in some cases, the Compensation Committee considered companies with similar growth rates and financial performance and companies with which Adaptec may compete for executive talent, including certain of those contained in the industry index for the stock price performance graph appearing later in this Proxy Statement on page 37.

        In selecting companies to survey for such compensation purposes, the Compensation Committee considered many factors not directly associated with the stock price performance of those companies. For this reason, there is not necessarily a meaningful correlation between the companies included within the peer group identified for comparative compensation purposes and the companies included within the NASDAQ Computer and Data Processing Index, which we have selected as the industry index for purposes of the stock price performance graph.

        Base Salary.    Base salaries for executive officers are established considering a number of factors, including the executive officer's experience level, individual performance, future potential and measurable contribution to our success, as well as pay levels of similar positions with other comparable high-technology companies. Generally, base salaries are maintained at approximately the level of the median salaries of comparable peer group.

        Incentive Compensation.    Under the Fiscal 2006 Adaptec Incentive Plan (the "AIP"), in which Adaptec's executive officers as well as other Adaptec employees participate, an executive officer's incentive performance award generally depended on three performance factors: Adaptec's revenue, Adaptec's Operating Profit Before Taxes, and specific strategic goals that were identified by executive management and approved by the Compensation Committee. Performance against these three performance factors determined the size of a cash bonus pool (the "AIP Pool"). The AIP Pool would not be funded, and no bonus payments awarded, if the threshold revenue and operating results targets were not met. Each executive officer's individual performance was then evaluated and a cash bonus ranging from 0% to 200% of target was awarded from the AIP Pool. Generally, targets were set at the median level of comparable high-technology companies, including certain of those contained in the industry index for the stock price performance graph. The incentive target was set so that executive officers have a large percentage of their potential total cash compensation at risk. Executive officers' incentive targets ranged from 50% to 85% of their base salary depending upon their position. During fiscal 2006, the Compensation Committee reviewed and approved specific targets, maximums and performance criteria for each executive officer.

        In fiscal 2006, Adaptec did not achieve the AIP thresholds for the first half of the year; therefore, Adaptec's executive officers did not receive a bonus payment for the first and second quarters of fiscal 2006. Adaptec met the AIP revenue and Operating Profit Before Taxes thresholds during the second half of the fiscal year; therefore, AIP awards were paid to Adaptec's executive officers for the third and fourth quarters of fiscal 2006.

        In addition to the AIP, in fiscal 2006, the Compensation Committee administered a quarterly incentive program for Adaptec's executive officers (the "VIP"). The maximum quarterly incentive award that could be earned by an executive officer under the VIP was set at 5% of an officer's quarterly base salary. The Compensation Committee awarded the incentive amount at the end of each quarter based on each officer's achievement of specific, measurable goals established at the beginning of each quarter. The Compensation Committee ended the VIP after the third quarter of fiscal 2006 and placed greater emphasis on the AIP described above. During fiscal 2006, executive officers received a range of quarterly incentive awards in the second and third quarters; no executive officer (including Adaptec's Chief Executive Officer) received any award under the VIP for the first quarter and fourth fiscal quarters of 2006.

        Long-Term Incentive Compensation.    Long-term incentives are provided through the grant of stock options under our 2004 Equity Incentive Plan. The grants are designed to align the interests of each executive officer with those of Adaptec's stockholders and provide each individual with a significant incentive to manage Adaptec from the perspective of an owner with an equity stake in the business. Each grant allows the individual to acquire shares of Adaptec's common stock at a fixed price per share over a specified period of time (up to seven years). Each option generally vests and becomes exercisable in installments over the executive officer's continued employment with Adaptec. Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by Adaptec during the applicable vesting period, and then only if the market price of the underlying shares appreciates over the option term. Although the 2004 Equity Incentive Plan permits Adaptec to grant restricted stock, stock appreciation rights, stock awards and restricted stock units, we did not grant any of these types of awards during fiscal 2006. As part of its annual assessment of the appropriate form of long-term incentive compensation for Adaptec's executive officers, the Compensation Committee has determined that it will offer a combination of restricted stock awards and stock option grants to Adaptec's executive officers in fiscal 2007.

        The number of shares subject to each option grant is set at a level intended to further strengthen the mutuality of interests between Adaptec's stockholders and the individual based on the executive officer's current position with us, the executive officer's total compensation package, the number of stock options previously granted to the individual, the size of comparable awards made to individuals in similar positions within the comparable high-technology companies, the individual's potential for increased responsibility and promotion over the option term, the individual's personal performance in recent periods and the overall dilutive impact of a particular award. The Compensation Committee also takes into account the number of unvested options held by an executive officer in order to ensure that the underlying rationale for providing equity compensation to an individual is maintained. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of Adaptec's executive officers.

Employment Agreements with Executive Officers

        In order to effectively recruit and retain Adaptec's executive officers, in fiscal 2006, the Compensation Committee approved employment agreements for each of Messrs. Sundaresh, Lowe, Mercer and O'Meara. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements" beginning on page 26 of this Proxy Statement.

Chief Executive Officer Performance and Compensation

Compensation for Subramanian "Sundi" Sundaresh

        The Board recognized the need to hire a Chief Executive Officer, or CEO, for Adaptec who was familiar with our technology, was well respected internally, would focus on operational efficiency and would be capable of improving Adaptec's overall financial performance. The Board adopted a two-phased approach: The Board appointed Mr. Sundaresh as Adaptec's President, and appointed one of the non-employee board members, Mr. D. Scott Mercer, as Interim CEO. Mr. Mercer's role was to offer executive leadership and direction to Adaptec, as well as to mentor and evaluate Mr. Sundaresh. After six months, Mr. Sundaresh was promoted to CEO. Accordingly, in determining an appropriate compensation package for Mr. Sundaresh, the Compensation Committee considered competitive data for President and CEO compensation among peer technology companies. As a result of and following this process, the Compensation Committee approved the following compensation for Mr. Sundaresh in his role as President: (1) annual base salary of $375,000, (2) a targeted AIP bonus of 75% of base salary and (3) an option to purchase 300,000 shares of Adaptec's common stock, vesting 20% per year over five years. In September 2005, Mr. Sundaresh received an additional stock option to purchase 100,000 shares of Adaptec's common stock, vesting 16.67% every three months over 18 months. Upon his promotion to CEO in November 2005, Mr. Sundaresh's salary was increased to $400,000. Also at that time, unrelated to his promotion, Mr. Sundaresh received a VIP bonus payment of $7,750. In January 2006, the Compensation Committee compared Mr. Sundaresh's total target and actual cash compensation to executive compensation survey data. As a result of this review, Mr. Sundaresh's salary was increased to $450,000, effective April 1, 2006.

Compensation for D. Scott Mercer

        Mr. Mercer served as Adaptec's Interim CEO from the period of Mr. Stephens' termination in May 2005 through Mr. Sundaresh's appointment in November 2005. Mr. Mercer was in a unique position to provide stability and continuity to Adaptec during this transitional period due to his responsibilities as a member of Adaptec's Board of Directors. The Committee approved the following compensation for Mr. Mercer in connection with his serving as CEO: (1) a monthly salary of $41,667 and (2) an option to purchase 50,000 shares of Adaptec's common stock, vesting 50% after three months and the remaining 50% vesting after six months.

Compensation for Robert N. Stephens

        Mr. Stephens retired as Adaptec's President, Chief Executive Officer and as a director in May 2005. Adaptec entered into a Separation Agreement and General Release with Mr. Stephens, which contained an agreement not to compete with Adaptec. The Compensation Committee reviewed, approved and recommended to the Board (which also reviewed and approved), the terms of Mr. Stephens' Separation Agreement, under which Adaptec agreed to pay Mr. Stephens a cash payment of $975,000 and relocation and other termination expenses of $118,200.

        The elements of Mr. Stephens' compensation that were in effect at the time of his retirement were as follows: base pay of $600,000 per year and a target AIP of 85% of base salary. During fiscal 2006, Mr. Stephens did not receive a stock option grant or an AIP bonus payment.

Compliance with Section 162(m) of the Internal Revenue Code

        Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain executive officers, to the extent that the compensation exceeds $1 million per officer in any one year. The limitation applies only to compensation which is not considered to be "performance-based," either because it is not tied to the attainment of performance milestones or because it is not paid pursuant to a stockholder-approved plan. Adaptec's 2004 Equity Incentive Plan complies with Section 162(m) by limiting stock awards to named executive officers and/or by permitting restricted stock, stock bonus and restricted stock unit awards to be pursuant to stockholder-approved criteria. The compensation treated as non-performance based under Section 162(m) did not exceed the $1 million limit for any of Adaptec's executive officers during fiscal 2006, other than for Mr. Kelly. The total cash compensation paid to Mr. Kelly in fiscal 2006 exceeded the $1 million limit with the payment of the Snap retention bonus, which was not considered performance-based. The Snap retention bonus awarded to Mr. Kelly was negotiated in connection with Adaptec's acquisition of Snap Appliance, Inc. We do not expect that the cash compensation payable to any of Adaptec's executive officers in the foreseeable future will approach the $1 million limitation. Accordingly, the Compensation Committee has decided not to take any action at this time to limit or restructure the elements of cash compensation payable to Adaptec's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any other executive officer approach the $1 million limitation.

COMPENSATION COMMITTEE
Lucie J. Fjeldstad, Chair
Robert J. Loarie

REPORT OF THE AUDIT COMMITTEE

        The following is the Report of the Audit Committee with respect to our audited financial statements for our fiscal year ended March 31, 2006.

        The Audit Committee's purpose is, among other things, to assist Adaptec's Board of Directors in its oversight of its financial accounting, reporting and controls. Adaptec's Board of Directors has determined that each member of the Audit Committee meets the independence criteria prescribed by applicable law and the rules of the SEC for audit committee membership and each is an "independent" director within the meaning of the listing standards of The NASDAQ Global Market. The Audit Committee operates under a written charter, which was formally adopted by the Board of Directors in June 2000 and most recently updated in March 2004. This charter is available on Adaptec's website at www.adaptec.com and was included in Adaptec's 2004 proxy statement filed on July 9, 2004.

        Adaptec's management is responsible for the preparation, presentation and integrity of Adaptec's financial statements, including setting the accounting and financial reporting principles and designing Adaptec's system of internal control over financial reporting. Adaptec's independent registered public accounting firm, PricewaterhouseCoopers LLP ("PWC"), is responsible for performing an independent audit of Adaptec's consolidated financial statements and for expressing opinions on the conformity of Adaptec's audited financial statements to generally accepted accounting principles, on management's assessment of the effectiveness of internal control over financial reporting and on the effectiveness of Adaptec's internal control over financial reporting based on their audit. The Audit Committee oversees these processes, although members of the Audit Committee are not engaged in the practice of auditing or accounting, and their functions are not intended to duplicate or to certify the activities of management or PWC.

        The Audit Committee has reviewed and discussed Adaptec's audited consolidated financial statements with management and PWC. The Audit Committee met with PWC, with and without management present, to discuss the results of its examinations, its evaluation of our internal control over financial reporting and the overall quality of our financial reporting.

        The Audit Committee also has discussed with PWC the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from PWC required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee also has discussed with PWC that firm's independence. Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to in this report and its charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Adaptec's Annual Report on Form 10-K for our fiscal year ended March 31, 2006.

        The preceding report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in any of our filings.

AUDIT COMMITTEE
Charles J. Robel, Chair
Joseph S. Kennedy
Ilene H. Lang

COMPANY STOCK PRICE PERFORMANCE

        The following graph compares the cumulative total stockholder return of our common stock to the NASDAQ Stock Market (U.S.) Index and the NASDAQ Computer and Data Processing Index. The graph assumes that $100 was invested on March 31, 2001 in our common stock and in each index, and that all dividends were reinvested. These indices, which reflect formulas for dividend reinvestment and weighting of individual stocks, do not necessarily reflect returns that could be achieved by an individual investor.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG ADAPTEC, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

    *
    $100 invested on 3/31/01 in stock or index-including
    reinvestment of dividends.
    Fiscal year ending March 31.

        Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Exchange Act that might incorporate this Proxy Statement or future filings made by us under those statutes, the stock price performance graph is not considered proxy "soliciting material," is not deemed "filed" with the SEC and is not deemed to be incorporated by reference into any of those prior filings or into any future filings made by us under those statutes.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        Any related party transactions, excluding compensation (whether cash, equity or otherwise) which is delegated to the Compensation Committee, involving one of our directors or executive officers, must be reviewed and approved by the Audit Committee or another independent body of the Board of Directors.

        Other than the compensation arrangements set forth under the caption "Executive Compensation," since April 1, 2005, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $60,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of his or her immediate family had or will have a direct or indirect material interest.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
FOR 2007 ANNUAL MEETING OF STOCKHOLDERS

        Stockholders are entitled to present proposals for consideration at forthcoming stockholder meetings provided that they comply with the proxy rules promulgated by the SEC and our bylaws. Stockholders wishing to present a proposal at our 2007 Annual Meeting of Stockholders must submit such proposal to us by March 30, 2007 if they wish for it to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting. In addition, under our bylaws, a stockholder wishing to nominate a person to our Board of Directors at the 2007 Annual Meeting of Stockholders (but not include such nomination in the proxy statement) or wishing to make a proposal with respect to any other matter (but not include such proposal in the proxy statement) at the 2007 Annual Meeting of Stockholders, must submit the required information to us by June 20, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16 of the Securities Exchange Act requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. SEC regulations also require these persons to furnish us with a copy of all Section 16(a) forms they file. Based solely on our review of the copies of the forms furnished to us and written representations from our executive officers and directors, we believe that all Section 16(a) filing requirements were met during fiscal 2006.

OTHER BUSINESS

        The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares they represent as the Board of Directors may recommend.

        Whether or not you plan to attend the Annual Meeting via the live webcast or by telephone conference, please cast your vote online, via telephone, or complete, date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope before the Annual Meeting so that your shares will be represented at the Annual Meeting.

Appendix A

ADAPTEC, INC.

2006 DIRECTOR PLAN

(Adopted July 6, 2006)

        1.     PURPOSE.    The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons to act as Outside Directors of the Company, by offering them an opportunity to participate in the Company's future performance through the grant of Awards. Capitalized terms not defined in the text are defined in Section 22.

        2.     SHARES SUBJECT TO THE PLAN.

          2.1   Number of Shares Available.    Subject to Section 2.2, the total number of Shares reserved and available for grant and issuance pursuant to this Plan is 1,200,000 Shares. Subject to Section 2, Shares subject to Awards, and Shares issued upon exercise of Awards, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (i) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (ii) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; or (iii) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued. In addition, any Shares that are available for issuance but unissued under the 2000 Plan, as of the date of its termination, and any shares that are subject to issuance upon exercise of an Option granted under the 2000 Plan but which cease to be subject to the option for any reason other than exercise of the Option will be available for issuance under this Plan. The aggregate number of Shares granted pursuant to Awards, other than with respect to Options and Stock Appreciation Rights, shall not exceed 600,000 of the total number of Shares reserved and available for grant and issuance pursuant to this Plan. SARs to be settled in shares of the Company's Common Stock shall be counted in full against the number of Shares available for award under this Plan, regardless of the number of Shares issued upon settlement of the SAR. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Options granted under this Plan.

          2.2   Adjustment of Shares.    In the event that the number or type of outstanding shares of the Company's Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number and class of Shares reserved for issuance under this Plan, (b) the Exercise Prices of outstanding Options and SARs, and (c) the number of Shares subject to outstanding Options and SARs may, upon approval of the Board in its discretion, be proportionately adjusted in compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued.

        3.     ELIGIBILITY.    Awards may be granted only to Outside Directors of the Company.

        4.     ADMINISTRATION.

          4.1   Committee Authority.    This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. The Committee will have the authority to:

            (a)   construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

            (b)   prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

            (c)   select those Outside Directors who will receive Awards;

            (d)   determine the form and terms of Awards;

            (e)   determine the number of Shares or other consideration subject to Awards;

            (f)    grant waivers of Plan or Award conditions;

            (g)   determine the vesting, exercisability and payment of Awards;

            (h)   correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

            (i)    determine whether an award has been earned; and

            (j)    make all other determinations necessary or advisable for the administration of this Plan.

          4.2   Committee Discretion.    Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or the Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. Notwithstanding any provision of the Plan to the contrary, administration of the Plan shall at all times be limited by the requirement that any administrative action or exercise of discretion shall be void (or suitably modified when possible) if necessary to avoid the application to any Participant of taxation under Section 409A of the Code.

        5.     OPTIONS.    All Options granted under the Plan will be Nonqualified Stock Options ("NQSOs"). The number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

          5.1   Form of Option Grant.    Each Option granted under this Plan will be evidenced by an Option Agreement or other evidence of grant which will expressly identify the Option as an NQSO ("Stock Option Agreement"), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

          5.2   Date of Grant.    The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered or otherwise made available to the Participant within a reasonable time after the granting of the Option. The Stock Option Agreement, Plan and other documents may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.

          5.3   Exercise Period.    Options may be exercisable within the times or upon the conditions or events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

          5.4   Vesting and Exercisability.    Options shall vest and be exercisable as determined by the Board.

          5.5   Exercise Price.    The Exercise Price of an Option will be determined by the Committee when the Option is granted and will not be less than 100% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 9.

          5.6   Method of Exercise.    Options may be exercised only by delivery to the Company of a stock option exercise notice or agreement (the "Exercise Agreement") in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding the Participant's investment intent and access to information and other matters, if any, as may be required by or desirable to the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased. The Exercise Agreement may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.

          5.7   Termination.    Notwithstanding the exercise periods set forth in the Stock Option Agreement, the exercise of an Option will always be subject to the following:

            (a)   If the Participant ceases to be a member of the Board for any reason other than death or Disability, the Participant may exercise such Participant's Options during the three (3) month period (or such shorter time period not less than thirty (30) days or longer time period not exceeding five (5) years as may be determined by the Committee and as provided in the Option Agreement) after the date the Participant ceases to be a member of the Board. However, during such period, such Options shall be exercisable only with respect to the number of Shares that were exercisable on the last date such Participant was a member of the Board. In addition, in no event shall an Option be exercisable after the exercise period of such Option has expired in accordance with Section 5.3.

            (b)   If the Participant ceases to be a member of the Board as a result of death (or the Participant dies within three (3) months after the date on which the Participant ceases to be a member of the Board as a result of Disability), the Participant's Option may be exercised during the twelve (12) month period (or such shorter time period not less than six (6) months or longer time period not exceeding five (5) years as may be determined by the Committee and as provided in the Option Agreement) after the date of such Participant's death. However, during such period, such Options shall be exercisable only with respect to the number of Shares that were exercisable on the last date such Participant was a member of the Board. In addition, in no event shall an Option be exercisable after the exercise period of such Option has expired in accordance with Section 5.3.

            (c)   If the Participant ceases to be a member of the Board as a result of Disability, the Participant's Option may be exercised during the twelve (12) month period (or such shorter time period not less than six (6) months or longer time period not exceeding five (5) years as may be determined by the Committee and as provided in the Option Agreement) after the date the Participant ceases to be a member of the Board. However, during such period, such Options shall be exercisable only with respect to the number of Shares that were exercisable on the last date such Participant was a member of the Board. In addition, in no event shall an Option be exercisable after the exercise period of such Option has expired in accordance with Section 5.3.

          5.8   Limitations on Exercise.    The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

          5.9   Modification, Extension or Renewal.    Subject to Section 14, the Committee may modify, extend or renew outstanding Options, or authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option previously granted. However, without the consent of the Company's stockholders, the Committee may not reduce the Exercise Price of outstanding Options or issue new Options in exchange for the cancellation of Options with a higher Exercise Price than such new Options.

        6.     RESTRICTED STOCK AWARDS.

          6.1   Awards of Restricted Stock.    A Restricted Stock Award is an offer by the Company to sell to a Participant Shares that are subject to restrictions ("Restricted Stock"). The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

          6.2   Restricted Stock Purchase Agreement.    All purchases under a Restricted Stock Award will be evidenced by a Restricted Stock Purchase Agreement, which will be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. A Participant accepts a Restricted Stock Award by signing and delivering to the Company a Restricted Stock Purchase Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Restricted Stock Purchase Agreement was delivered to the Participant. If the Participant does not accept the Restricted Stock Award within thirty (30) days, then the offer of the Restricted Stock Award will terminate, unless the Committee determines otherwise. The Restricted Stock Award, Plan and other documents may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.

          6.3   Purchase Price.    The Purchase Price for a Restricted Stock Award will be determined by the Committee and, may be less than Fair Market Value (but not less than the par value of the Shares when required by law) on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 9 of the Plan and the Restricted Stock Purchase Agreement, and in accordance with any procedures established by the Company, as communicated and made available to Participants.

          6.4   Terms of Restricted Stock Awards.    Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions shall be based on completion of a specified number of years of service as a member of the Board.

          6.5   Termination of Restricted Stock Award.    Except as may be set forth in the Participant's Restricted Stock Purchase Agreement, vesting ceases on the date the Participant ceases to be a member of the Board.

        7.     STOCK APPRECIATION RIGHTS.

          7.1   Awards of SARs.    A Stock Appreciation Right ("SAR") is an award to an eligible person that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to the value determined by multiplying the difference between the Fair Market Value on the date of exercise over the Exercise Price and the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in a SAR Agreement). The SAR may be granted for services to be rendered or for past services already rendered to the Company. All SARs shall be made pursuant to a SAR Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

          7.2   Terms of SARs.    The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares deemed subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the treatment of each SAR in the event the Participant ceases to be a member of the

  Board. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted and will not be less than 100% of the Fair Market Value of the Shares on the date of grant.

          7.3   Exercise Period and Expiration Date.    A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the SAR Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines.

          7.4   Form and Timing of Settlement.    The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

          7.5   Modification, Extension or Renewal.    Subject to Section 14, the Committee may modify, extend or renew outstanding SARs, or authorize the grant of new SARs in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any SAR previously granted. However, without the consent of the Company's stockholders, the Committee may not reduce the Exercise Price of outstanding SARs or issue new SARs in exchange for the cancellation of SARs with a higher Exercise Price than such new SARs.

        8.     RESTRICTED STOCK UNITS.

          8.1   Awards of Restricted Stock Units.    A Restricted Stock Unit ("RSU") is an award to an eligible person covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock) for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All RSUs shall be made pursuant to a RSU Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.

          8.2   Terms of RSUs.    The Committee will determine the terms of a RSU including, without limitation: (a) the number of Shares deemed subject to the RSU; (b) the time or times during which the RSU may be exercised; (c) the consideration to be distributed on settlement, and the treatment of each RSU in the event of the Participant's Termination.

          8.3   Form and Timing of Settlement.    The portion of a RSU being settled shall be paid currently. To the extent permissible under law, the Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

          8.4   Termination of RSU.    Except as may be set forth in the Participant's RSU Agreement, vesting ceases on the date the Participant ceases to be a member of the Board.

        9.     PAYMENT FOR SHARE PURCHASES.

          9.1   Payment.    Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

            (a)   by cancellation of indebtedness of the Company to the Participant;

            (b)   by surrender of shares that either: (1) have been owned by the Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by the Participant in the public market;

            (c)   by waiver of compensation due or accrued to the Participant for services rendered to the Company or a Parent or Subsidiary of the Company;

            (d)   with respect only to purchases upon exercise of an Option, and provided that a public market for the Company's Common Stock exists:

              (i)    through a "same day sale" commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

              (ii)   through a "margin" commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company;

            (e)   by any combination of the foregoing; or

            (f)    by any other method approved by the Board.

        10.   TRANSFERABILITY.

          10.1   General Rule.    Except as otherwise provided in this Section 10, no Award and no interest therein, shall be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, and no Award may be made subject to execution, attachment or similar process. In any event, no Award under the Plan may be transferred in exchange for consideration.

          10.2   Options.    Unless otherwise restricted by the Committee, an Option shall be exercisable: (i) during the Participant's lifetime only by (A) the Participant, (B) the Participant's guardian or legal representative, (C) a Family Member of the Participant who has acquired the Option by "permitted transfer;" and (ii) after the Participant's death, by the legal representative of the Participant's heirs or legatees. "Permitted transfer" means, as authorized by this Plan and the Committee with respect to an Option, any transfer effected by the Participant during the Participant's lifetime of an interest in such Option but only such transfers which are made pursuant to a binding domestic relations order.

        11.   PRIVILEGES OF STOCK OWNERSHIP.

          11.1   Voting and Dividends.    No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are restricted stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the restricted stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant's Exercise Price pursuant to Section 11.2.

          11.2   Restrictions on Shares.    At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a "Right of Repurchase") a portion of or all Unvested

  Shares held by a Participant following such Participant's Termination at any time within one hundred and eighty (180) days after the later of the Participant's Termination Date and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant's Exercise Price, as the case may be.

        12.   CERTIFICATES.    All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

        13.   ESCROW.    To enforce any restrictions on a Participant's Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.

        14.   EXCHANGE AND BUYOUT OF AWARDS.    The repricing exchange of Options or SARs is not permitted without prior stockholder approval. The Committee may, at any time or from time to time authorize the Company, in the case of an Option or SAR exchange with stockholder approval, and with the consent of the respective Participants (unless not required pursuant to Section 5.9 or Section 5.7 of the Plan), to pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.

        15.   SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.    An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

        16.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE.

          16.1   Changes in Capitalization.    Subject to any required action by the stockholders of the Company, each of (i) the number of Shares covered by each outstanding Award, (ii) the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, in each case as set forth in Section 2, (iii) the price per Share covered by each such outstanding Award, and (iv) the Share issuance limits under Section 2, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Company's common stock, or any other increase or decrease in the number of issued shares of Company common stock effected without receipt of consideration by the Company (including, without limitation, a spin-off or split-up); provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. In making such adjustment, fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

          16.2   Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Plan administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Committee in its discretion may provide for a Participant to have the right to exercise his or her Award prior to such transaction as to all or any part of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Committee may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or vested an Award will terminate immediately prior to the consummation of such proposed action.

          16.3   Change of Control.    In the event of a Change of Control any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above pursuant to a transaction described in this Section 16, such Awards will expire on such transaction at such time and on such conditions as the Committee will determine. In addition (regardless of whether Awards are assumed, substituted or set to expire upon the consummation of the transaction), the vesting and exerciseability of any or all outstanding Awards granted pursuant to this Plan will accelerate immediately prior the commencement of such transaction.

        17.   ADOPTION AND STOCKHOLDER APPROVAL.    This Plan shall be submitted for the approval of the Company's stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board and upon receiving approval of the Company's stockholders shall become effective (the "Effective Date").

        18.   TERM OF PLAN/GOVERNING LAW.    Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the Effective Date. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of California.

        19.   AMENDMENT OR TERMINATION OF PLAN.    Except as otherwise provided in this Plan, the Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant's Award shall be governed by the version of this Plan then in effect at the time such Award was granted, except as otherwise agreed to by the Participant and the Company.

        20.   NONEXCLUSIVITY OF THE PLAN.    Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

        21.   INSIDER TRADING POLICY.    Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company's securities by employees, officers and/or directors of the Company.

        22.   DEFINITIONS.    As used in this Plan, the following terms will have the following meanings:

        "2000 Plan" means the Adaptec, Inc. 2000 Director Stock Option Plan.

        "Award" means any award under the Plan, including any Option, Restricted Stock, Stock Appreciation Right or other form of award as may be approved by the Board from time to time.

        "Award Agreement" means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

        "Board" means the Board of Directors of the Company.

        "Change of Control" means any of the following events:

          (a)   any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the beneficial owner (as defined in Rule 13d 3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of either the then outstanding Shares of the Company or the combined voting power of the Company's then outstanding securities;

          (b)   a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the members of the Board are Incumbent Directors. "Incumbent Directors" shall mean members of the Board who either (I) are Board members as of the date hereof, or (II) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company);

          (c)   the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the then outstanding Shares of the Company and the combined voting power of the Company's then outstanding securities; or

          (d)   the consummation of the sale or disposition by the Company of all or substantially all the Company's assets.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Committee" means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

        "Company" means Adaptec, Inc. or any successor corporation.

        "Disability" means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exercise Price" means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

        "Fair Market Value" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

          (e)   if such Common Stock is then quoted on the Nasdaq Global Market, its closing price on the Nasdaq Global Market on the date of determination (or if there are no sales for such date, then the last preceding business day on which there were sales) as reported in The Wall Street Journal;

          (f)    if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

          (g)   if such Common Stock is publicly traded but is not quoted on the Nasdaq Global Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal;

          (h)   in the case of an Option made on the Effective Date, the price per share at which shares of the Company's Common Stock are initially offered for sale to the public by the Company's underwriters in the initial public offering of the Company's Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or

          (i)    if none of the foregoing is applicable, by the Committee in good faith.

        "Family Member" includes any of the following:

          (j)    child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption;

          (k)   any person (other than a tenant or employee) sharing the Participant's household;

          (l)    a trust in which the persons in (a) and (b) have more than fifty percent of the beneficial interest;

          (m)  a foundation in which the persons in (a) and (b) or the Participant control the management of assets; or

          (n)   any other entity in which the persons in (a) and (b) or the Participant own more than fifty percent of the voting interest.

        "Insider" means an executive officer or director of the Company or any other person whose transactions in the Company's Common Stock are subject to Section 16 of the Exchange Act.

        "Option" means an award of an option to purchase Shares.

        "Option Agreement" means, with respect to each Option, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Option.

        "Outside Director" means a member of the Board who is not an employee of the Company or any Parent or Subsidiary.

        "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        "Participant" means a person who receives an Award under this Plan.

        "Plan" means this Adaptec, Inc. 2006 Equity Incentive Plan.

        "Purchase Price" means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option.

        "Restricted Stock Award" means an award of Shares pursuant to Section 7 of the Plan.

        "Restricted Stock Purchase Agreement" means an agreement evidencing a Restricted Stock Award granted pursuant to Section 7 of the Plan.

        "Restricted Stock Unit" means an Award granted pursuant to Section 10 of the Plan.

        "RSU Agreement" means an agreement evidencing a Restricted Stock Unit Award granted pursuant to Section 10 of the Plan.

        "SAR Agreement" means an agreement evidencing a Stock Appreciation Right granted pursuant to Section 8 of the Plan.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Shares" means shares of the Company's Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 16, and any successor security.

        "Stock Appreciation Right" means an Award granted pursuant to Section 8 of the Plan.

        "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        "Termination" or "Terminated" means, for purposes of this Plan with respect to a Participant, that the Participant is no longer a member of the Board. The Committee will have sole discretion to determine whether a Participant has ceased to be a member of the Board and the effective date on such cessation (the "Termination Date").

        "Unvested Shares" means "Unvested Shares" as defined in the Award Agreement.

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ADAPTEC, INC.

Adaptec, Inc.
Proxy for 2006 Annual Meeting of Stockholders
September 14, 2006

        The undersigned stockholder(s) of Adaptec, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of 2006 Annual Meeting of Stockholders and Proxy Statement, each dated July 27, 2006, and hereby appoints Subramanian "Sundi" Sundaresh and Christopher O'Meara, and each of them, Proxies and Attorneys-in-Fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Company's 2006 Annual Meeting of Stockholders to be held by means of remote communication on the Internet at the Company's website http://investor.adaptec.com and by telephone conference at (800) 289-0572, passcode 3004936, on Thursday, September 14, 2006 at 10:00 a.m., local time, and at any adjournment thereof, and to vote all shares of the Company's common stock which the undersigned would be entitled to vote if personally present on any of the following matters and with discretionary authority as to any and all other matters that may properly come before the meeting.

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE BOARD OF DIRECTOR NOMINEES, FOR THE APPROVAL OF THE ADAPTEC, INC. 2006 DIRECTOR OPTION PLAN AND FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXY HOLDERS DEEM ADVISABLE.

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YOUR VOTE IS IMPORTANT!
Please mark, sign and date your proxy card and return it promptly in the enclosed envelope.

Please mark ☒ your votes as indicated in this example
		FOR all nominees listed below (except as indicated).	WITHHOLD authority to vote for all nominees listed below.
1.	Election of directors to serve one-year terms.	☐	☐
If you wish to withhold authority for any individual nominee, strike a line through that nominee's name in the list below:
	01 Jon S. Castor 04 D. Scott Mercer 07 Subramanian "Sundi" Sundaresh	02 Joseph S. Kennedy 05 Judith M. O'Brien 08 Douglas E. Van Houweling	03 Robert J. Loarie 06 Charles J. Robel
2.	To approve the Adaptec, Inc. 2006 Director Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

(This proxy should be marked, dated and signed by each stockholder exactly as such stockholder's name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If shares are held by joint tenants or as community property, both holders should sign.)

TO ENSURE YOUR REPRESENTATION AT THE 2006 ANNUAL MEETING OF STOCKHOLDERS, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.

Signature(s)	Dated	, 2006

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QuickLinks

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT July 28, 2006
PROPOSAL NO. 1—ELECTION OF DIRECTORS
Fiscal 2006 Non-Employee Director Total Compensation
Fiscal 2007 Non-Employee Director Cash Compensation (1)
THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE.
PROPOSAL NO. 2—ADOPTION OF THE ADAPTEC, INC. 2006 DIRECTOR PLAN
THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE ADAPTEC, INC. 2006 DIRECTOR PLAN
PROPOSAL NO. 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.
STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
EXECUTIVE COMPENSATION
Aggregated Option Exercises in Fiscal 2006 and Fiscal Year-End Option Values
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
COMPANY STOCK PRICE PERFORMANCE
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG ADAPTEC, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING OF STOCKHOLDERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER BUSINESS
Appendix A ADAPTEC, INC. 2006 DIRECTOR PLAN (Adopted July 6, 2006)